UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.)

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Glatfelter Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule, or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Time and Date:	Thursday, May 6, 2021 8:00 a.m. Eastern Time
Place:	Virtual Meeting www.virtualshareholdermeeting.com/GLT2021

The 2021 Annual Meeting of Shareholders (“Annual Meeting”) of Glatfelter Corporation (“Glatfelter” or the “Company”), a Pennsylvania corporation, will be held on Thursday, May 6, 2021 at 8:00 a.m. E.T., to consider and act on:

1.	the election of eight members of the Board of Directors of the Company (the “Board”) to serve until our 2022 Annual Meeting of Shareholders and until their successors are elected and qualified;
2.	the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021;
3.	the advisory approval of the Company’s 2020 named executive officer compensation; and
4.	such other business as may properly come before the Annual Meeting.

Only holders of record of the Company’s common stock at the close of business on March 15, 2021 (the “Record Date”), will be entitled to notice of, and to vote at, the Annual Meeting.

It is important that your shares be represented and voted at the Annual Meeting. Whether you plan to virtually attend the Annual Meeting or not, please vote your shares by telephone at 1-800-690-6903, online at www.proxyvote.com or by completing and signing the enclosed proxy card and returning it promptly in the enclosed envelope (requiring no postage if mailed in the United States). If you choose, you may still vote online during the Annual Meeting, even if you previously voted by telephone, internet, or mail.

With the continued coronavirus (COVID-19) pandemic, and because the health and safety of our shareholders, directors, officers, employees, other attendees, and the public at large remain our most important concerns, we are holding the Annual Meeting exclusively by remote communication, also known as a “virtual meeting.” There will not be a physical location for the Annual Meeting, and you will not be able to attend the Annual Meeting in person.

To participate in the Annual Meeting, you must log onto www.virtualshareholdermeeting.com/GLT2021 (the “Meeting Website”) and enter the 16-digit control number found on your proxy card, voting instruction form or Notice of Availability. Therefore, it is very important that you retain your Notice of Availability, proxy card, or voting instruction form if you wish to virtually attend the Annual Meeting. You may vote your shares and ask questions during the Annual Meeting by following the instructions available on the Meeting Website. We encourage you to access the Meeting Website prior to the start time to familiarize yourself with the virtual platform and ensure you can hear the streaming audio. Online access will be available starting at 7:45 a.m. on May 6, 2021. Whether or not you plan to virtually attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the Annual Meeting by one of the methods described above.

Jill L. Urey, Secretary

March 31, 2021

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2021 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 6, 2021:

Glatfelter Corporation’s proxy statement for the 2021 Annual Meeting of Shareholders and 2020 Annual Report are available via the Internet at www.glatfelter.com/investors/financials-and-filings/.

2021 PROXY STATEMENT i

2021 PROXY STATEMENT ii

Proxy Summary

This Proxy Summary highlights information explained more fully elsewhere in this proxy statement.  We ask that you read the entire proxy statement before voting.

Time and Date:	Thursday, May 6, 2021 at 8:00 a.m. Eastern Time
Place:	Virtual Meeting www.virtualshareholdermeeting.com/GLT2021
Record Date:	March 15, 2021
Voting:

Shareholders of Glatfelter as of the Record Date are entitled to vote.  Each share of Glatfelter common stock is entitled to one vote for each director nominee and one vote for each of the other proposals to be voted upon at the Annual Meeting.

Proposals Requiring Your Vote

Your vote is very important to us and our business.  Please cast your vote immediately on all proposals to ensure your shares are represented.

		Board Recommendation	Page
1	PROPOSAL 1 — Election of Directors		11
	The eight director nominees possess the necessary qualifications and range of experience and expertise to provide effective oversight and advice to Management.	FOR
2	PROPOSAL 2 — Ratification of Appointment of Deloitte & Touche LLP		15

The Board, at the recommendation of the Audit Committee, approved the retention of Deloitte & Touche LLP as the Company’s independent auditor for fiscal year 2021.  Shareholders are being asked to ratify the Audit Committee’s selection of the independent auditor for fiscal year 2021.

		FOR
3	PROPOSAL 3 — Advisory Approval of Named Executive Officer Compensation		16

The Company’s executive compensation program is designed to create a direct linkage between shareholder interests and Management, with incentives specifically tailored to the achievement of financial and operational goals and total shareholder returns.

		FOR

CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING INFORMATION

Any statements included in this proxy statement which pertain to future financial and business matters are “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. The Company uses words such as “anticipates”, “believes”, “expects”, “future”, “intends”, “plans”, “targets”, and similar expressions to identify forward-looking statements. Any such statements are based on the Company’s current expectations and are subject to numerous risks, uncertainties, and other unpredictable or uncontrollable factors that could cause future results to differ materially from those expressed in the forward-looking statements including, but not limited to, the impacts of the COVID-19 pandemic, changes in industry, business, market, and economic conditions, demand for or pricing of its products, market growth rates, and currency exchange rates. In light of these risks, uncertainties, and other factors, the forward-looking matters discussed in this proxy statement may not occur and readers are cautioned not to place undue reliance on these forward-looking statements. The forward-looking statements speak only as of the date of this proxy statement and Glatfelter undertakes no obligation, and does not intend, to update these forward-looking statements to reflect events or circumstances occurring after the date of this proxy statement, except as may be required by law. More information about these factors is contained in Glatfelter’s filings with the U.S. Securities and Exchange Commission (the “SEC”), which are available at www.glatfelter.com.

2021 PROXY STATEMENT  › 1

PROXY SUMMARY

Core Values: Who We Are and What We Stand For

Our Core Values guide and capture the essence of the Company’s identity and culture, establishing pillars upon which to build and govern our business for the long-term.

Our Core Values are:

Integrity	We act ethically and responsibly in all of our business endeavors at all times.
Financial Discipline	We are responsible for the prudent management of the resources entrusted to us and for the generation of financial value for all constituents.
Mutual Respect

We treat each other with honesty and respect. We recognize that what we have and what we will achieve is through the efforts of our employees.  We strive to provide them with rewarding challenges and opportunities for advancement.

Customer Focus	We are dedicated to understanding and anticipating the needs of our customers and helping them achieve their business objectives.
Environmental Responsibility

We empower employees to take personal responsibility for environmental issues that arise on the job. We strive to prevent pollution by using natural resources efficiently, reducing waste, encouraging recycling and reuse, and reducing adverse environmental impacts relating to our operations, all with the goal to foster environmental sustainability worldwide for the benefit of future generations.

Social Responsibility	We recognize our responsibility to contribute to the betterment of the communities in which we operate and the world in which we live.

Over the last few years, we have undertaken a strategic business transformation to become a leading global supplier of engineered materials focused on consistently meeting or exceeding our stakeholders’ expectations. We manage the business with two distinct reporting segments: Airlaid Materials and Composite Fibers – serving high-value, nonwovens growth markets. Our overall strategy is focused on growing the business through acquisitions, organic growth, supply chain effectiveness, product innovation, and sustainability. We believe these initiatives are important to achieving our goals of building an increasingly more profitable, cash-generative, and consistently performing business.

Given the combined efforts of our dedicated employees and loyal suppliers and customers, we successfully navigated a year filled with uncertainty and unexpected challenges resulting from the global pandemic.  Employee health and safety was, and continues to remain, a top priority as we maintain focus on sustaining our operations and supplying our customers with high-quality materials for producing essential consumer staples.

2021 PROXY STATEMENT  › 2

PROXY SUMMARY

Our Board of Directors

Our director nominees currently serve on the Board and have diverse experience spanning a broad range of industries in the public, private, and not-for-profit sectors. They bring a wide variety of skills, qualifications, and viewpoints that strengthen and enrich the Board’s ability to carry out its oversight role as fiduciaries on behalf of our shareholders.  Glatfelter—and our shareholders—clearly benefit from their individual and collective business acumen, sound judgment, informed decision-making, and careful guidance and oversight.

Data on the eight nominees with respect to their age, diversity and tenure on the Board is aggregated in the pie charts below.  Of the seven nominees who self-identified race and gender, two are female and one is racially diverse. We believe a diverse Board helps bring unique perspectives to the organization, and we are committed to maintaining Board diversity.

2021 PROXY STATEMENT  › 3

PROXY SUMMARY

Enhancing Everyday Life™ . . . Sustainably

Our commitment to sustainability and being a responsible corporate citizen has been longstanding. We contribute to the health, well-being, and betterment of everyday living for millions of people around the world. Our existing products contain mostly plant-based fibers and are engineered for performance.

In 2019, Glatfelter formalized our sustainability priorities under the ESG (Environmental, Social, Governance) pillars.  Additionally, Glatfelter issued an ESG Report in 2020 to share our commitment to advancing our ESG strategy. The 2019/2020 ESG Report is available on our website at www.glatfelter.com/wp-content/uploads/GLT_2019-2020_ESG-Report_12-7.pdf.

We are committed to operating as a responsible steward of the environment and creating a more sustainable world for future generations. We also have a consistent record of following through on commitments to our employees and supporting the communities where we work and live.  The pursuit of our vision to be the leading global supplier of engineered materials is supported by strong governance standards, the Glatfelter Code of Business Conduct, and other governance policies and principles.

Human Capital Management

Our business is guided by our Board and a diverse management team comprised of leaders with extensive business and industry experience. Additional information on our leadership team is set forth in our 2020 Form 10-K under the caption “Executive Officers” and available on our website at www.glatfelter.com/about/leadership. As of December 31, 2020, we employed 2,415 people worldwide, the substantial majority of whom are skilled personnel responsible for the production and commercialization of our composite fibers and airlaid materials products. Our operations are continuous flow manufacturing with approximately 79% of our employees represented by local works councils or trade unions in the European Union, the United Kingdom, Canada, and the Philippines.

The daily work of Glatfelter employees is rooted in the Company’s longstanding Code of Business Conduct and Core Values. Now more than ever, we see how important it is to be a good neighbor, employer, and corporate citizen, as we aim to provide current and potential employees around the globe with meaningful work, close to home.

2021 PROXY STATEMENT  › 4

PROXY SUMMARY

Business Highlights

Glatfelter is a leading global supplier of engineered materials headquartered in Charlotte, North Carolina. Our high-quality, innovative, and customizable solutions are found in tea and single-serve coffee filtration, and personal hygiene products as well as in many diverse packaging, home, and industrial applications. For the year ending December 31, 2020, our net sales were nearly $1 billion to customers in over 100 countries.  We own and operate ten manufacturing facilities located in the United States, Canada, Germany, France, and the United Kingdom.  Our manufacturing facilities have a combined production capacity of approximately 298,000 metric tons of composite fibers and airlaid materials used in a wide array of applications. We also operate two specialty fiber facilities in Costa Rica and the Philippines.  In addition, we operate sales and distribution offices in Russia, Italy, China, and the United States and have two global centers of excellence – one in Switzerland and one in the United States.  Additional information about Glatfelter may be found in our 2020 Annual Report posted at www.glatfelter.com/investors/financials-and-filings.

We manage our business and make investment decisions under a functional operating model with two distinct reporting segments:  Airlaid Materials and Composite Fibers.  These segments serve growing global customers and markets by providing innovative and customizable solutions that ultimately deliver high-quality engineered materials. For more than 155 years, we have developed deep partnerships with our customers and suppliers and have demonstrated a strong commitment to sustainability and environmental stewardship by broadly promoting responsible corporate citizenship in the communities in which we operate.

Our growth strategy focuses on expanding our engineered materials business by building leading positions in high-value, specialty businesses supported by new product and business development, organic investments and acquisitions, and optimization of our cost structure to deliver on the expectations of our stakeholders.

Glatfelter's Strategic Transformation

The New GLT → **Transformation Actions & Value Creation** → **Investment Thesis**

The New GLT

A Leading Engineered Materials Company

Multiple Growth Platforms

Accelerating Innovation

Committed to ESG and an Inclusive Culture

Transformation Actions & Value Creation

Portfolio Realignment	Sale of Specialty Papers - $360M ~85% of Revenues in Essential Consumer Staples Pension Plan Reversion - ~$33M
Strategic Growth	<u>Acquisitions</u> $185M (G-P EU) & $175M (G-P US*) <u>Organic</u> $90M (Ft. Smith)
Shareholder Distributions	Dividends of ~$25M annually Targeting 4% annual dividend growth
Financial Capacity	Debt Reduced by ~$170M since 2018 <u>Leverage Ratio</u> Q1 2019 – 3.5x Q4 2020 – 1.8x

Investment Thesis

Portfolio of GDP/GDP+ Growth Businesses

Improved Free Cash Flows

Expanded Adj. EBITDA Margins ~400bps since '18

Strong Adj. EBITDA Performance:
2018 - $80M
2019 - $107M
2020 - $120M

Enhancing Everyday Life™... Sustainably

* Pending closing of transaction

2020 was an important year of progress for Glatfelter as we delivered 12% adjusted EBITDA growth amid a very challenging environment. Adjusted EBITDA (as defined below) is a non-GAAP measure that is reconciled in our Current Report on Form 8-K filed on February 4, 2021.

•

Our Airlaid Materials segment delivered another year of record performance with EBITDA of $68.7 million and 17.6% EBITDA margins. Shipments were down less than 1%, entirely driven by the negative impact of the pandemic on the restaurant business that affected tabletop products, which were down 32%.

2021 PROXY STATEMENT  › 5

PROXY SUMMARY

•	Our Composite Fibers segment delivered EBITDA of $78.3 million and EBITDA margin of 14.9%, benefiting from volume growth in most product categories.
•	We continued to optimize our product portfolio which is now comprised of approximately 85% essential consumer staples.
•	We focused on our employees’ health and safety to keep all production facilities operational during the pandemic to deliver essential products to our customers.
•

We reduced debt meaningfully, driven by adjusted EBITDA growth of 12% and strong cash flow generation. Our net debt on December 31, 2020 was approximately $214 million compared to $234 million in 2019.  Our leverage improved significantly to 1.8 times with available liquidity of approximately $275 million dollars, providing ample firepower for growth.

•

We relocated the Company’s corporate headquarters from York, Pennsylvania to Charlotte, North Carolina, which is a leading hub for the broader nonwovens industry and provides availability to a larger pool of critical resources and talent for future growth and access to more efficient business travel.

Glatfelter Transformation History – Building Momentum in Engineered Materials

We have taken a number of meaningful steps over recent years to evolve Glatfelter from a company with significant exposure to paper markets in secular decline to a leading global supplier of engineered materials. Ultimately, the combined multi-year actions we have taken across the enterprise to achieve a more growth-driven portfolio, less capital-intensive and more cash-generative business, have positioned us well to further enhance shareholder value. We remain committed to aggressively managing costs and improving operating efficiencies to ensure we have the most competitive cost structure for our current scale as we continue to execute our business transformation. Our goals are to maintain and grow our leading positions in our chosen markets, partner with customers to co-create innovative and sustainable solutions for new markets, and generate strong earnings growth and free cash flows.

Pre-1998

- **U.S. Uncoated Freesheet-focused business**

1998 - 2008

- **Expanded internationally**
  acquiring Schoeller & Hoesch GmbH creating Composite Fibers business
- **Acquired Lydney, UK facility**
  expanding tea and coffee business

2010 - 2014

- **Acquisition of Concert Industries**
  creates Airlaid business
- **Dresden acquisition**
  adds nonwoven wallcover product line
- **Completed capacity expansion**
  to serve growing tea, coffee, and technical specialty segments
- **Ober-Schmitten acquisition**
  expands electrical product line

2018 - 2020

- **New Airlaid facility**
  in Fort Smith, AR expands capacity by 20%
- **Acquisition of G-P's European Nonwovens business (Steinfurt)**
  further expands Airlaid business
- **Sale of Specialty Papers business**
  creates more focused engineered materials platform
- **Migration to functional operating model**
  creates a flatter, more agile and integrated engineered materials company
- **Company name change & Corporate Headquarters relocation to Charlotte, NC**
  provides enhanced access to resources and easier & more efficient business travel

2021 PROXY STATEMENT  › 6

PROXY SUMMARY

2020 Financial Performance - Year in Review

On an adjusted basis, a non-US GAAP (as defined below) measure, our earnings for 2020 totaled $37.4 million, or $0.84 per share, compared with $33.2 million, or $0.75 per share, in 2019. These results reflect the positive momentum from the actions we have taken to transform our portfolio and sharpen our focus on commercial excellence, supply chain efficiencies, and rigorous cost optimization across the enterprise. Airlaid Materials improved earnings by $0.08 attributable to improved volume and mix of $1.4 million, a net $1.1 million benefit after the contractual pass-through of savings to customers on lower raw material prices, improved operations, and a $2.0 million benefit from foreign exchange. Driven by efficient operations of $4.0 million and a net $1.1 million benefit when combining price, volume, mix and raw material and energy price changes, Composite Fibers improved earnings by $0.07. Corporate costs were $0.02 favorable, and our debt refinancing improved earnings by $0.03. These benefits were offset by a negative impact from the tax rate which reduced earnings per share by $0.11.

Cash provided by operating activities totaled $109.0 million in 2020 compared with $102.8 million a year ago, which included $53.4 million of cash received in connection with the termination of our overfunded qualified pension plan. The improvement in operating cash flow reflects a $12.9 million increase in earnings before interest, taxes, depreciation, and amortization, adjusted to exclude items identified to determine adjusted earnings. The cash from operations also included benefits of $21.7 million from improved working capital usage, $20.4 million tax refund associated with the CARES Act, and $17.9 million less cash used to meet our ongoing obligations related to the settlement of the Fox River environmental litigation.  These benefits were partially offset by $17.2 million of cash used for restructuring activities, excise taxes payments on the pension asset reversion, and expenses related to strategic acquisition initiatives in 2020, among other items. Cash used for interest payments declined $4.0 million, reflecting savings from our debt refinancing in early 2019. During 2020 and 2019, capital expenditures totaled $28.1 million and $27.8 million, respectively.

The following charts present financial information for the periods indicated.  Earnings before interest, taxes, depreciation, and amortization (“EBITDA”) by reporting segment represents operating profit as presented in our 2020 Form 10-K, adjusted to exclude depreciation and amortization (totals exclude corporate unallocated costs and other income and expense items).  A reconciliation of adjusted earnings per share to the nearest GAAP measure is incorporated by reference to Item 7 - Management’s Discussion and Analysis of Financial Condition and Results of Operations in our 2020 Form 10-K.

2021 PROXY STATEMENT  › 7

PROXY SUMMARY

Compensation Highlights

The Compensation Committee designs compensation programs that reflect the Company’s financial performance and are market-competitive based on a person’s responsibilities, individual performance, and ability to exemplify the Company’s Core Values (Integrity, Financial Discipline, Mutual Respect, Customer Focus, Environmental Responsibility, and Social Responsibility). The objectives of our executive compensation programs are to attract, retain, motivate, and reward executives crucial to achieving the Company’s strategic plan, and in turn, create long-term shareholder value. Given the Company’s business transformation, the retention of key talent and leadership continuity remain an important part of sustaining the momentum and business performance we achieved in 2020 and navigating the ongoing impacts from the global pandemic.

Our compensation programs are organized around three principles:

Pay for Performance	Pay at Risk	Shareholder Alignment
Rewarding achievement of financial outcomes that increase shareholder value	Providing a mix of compensation with strong emphasis on short- and long-term incentives tied to the Company’s financial performance	Requiring executives to own a meaningful personal stake in the Company

Total compensation for our executives consists of:

Base Salary	•Fixed Cash	Short-Term Incentive	•Cash Bonus for Achievement of Annual Goals
Long-Term Incentive	•Performance Share Awards •Restricted Stock Units	Benefits	•Retirement Savings •Health & Welfare Benefits •Severance •Minimal Perquisites

Given the Company’s business transformation, our Board and Compensation Committee approved the following organizational and compensation changes for 2020 to further align the Company’s compensation philosophy and executive compensation practices with shareholder expectations:

2021 PROXY STATEMENT  › 8

PROXY SUMMARY

•

Completed additional streamlining of the senior executive team under the functional operating model by combining Information Technology with the Global Supply Chain function, to further leverage technology, integrate core global business processes, and reduce annualized costs by approximately $0.75 million.

•

Expanded the talent assessment program to include newly acquired and long-tenured leaders and managers to ensure we have the skills and capabilities necessary to achieve the Company’s growth aspirations.

•

Relocated the Company’s corporate headquarters from York, Pennsylvania to Charlotte, North Carolina in 2020, and operationalized the office in preparation for returning employees from their home office environments when appropriate. Several key employee relocations were initiated and completed throughout the year with additional select relocations planned for 2021. Also, we successfully completed recruitment for certain professional-level roles by tapping into the diverse and expansive talent pool from the greater Charlotte metropolitan area.

•	Preserved several key design features in the incentive structures that are important for ensuring Management’s interests remain aligned to the shareholders based on their continued feedback:

Anchored the 2020 financial performance targets for the short- and long-term incentive programs to the Company’s annual budget and long-term strategic plan, respectively, which require year-over-year improvement in performance to achieve meaningful payouts. All financial performance targets were established at the start of the year and maintained with no adjustments to lower the performance targets given the impacts from the global pandemic.

Utilized a cumulative three-year relative Total Shareholder Return (“TSR”) modifier for earning performance shares under the Long-Term Incentive (“LTI”) plan to emphasize the long-term nature of the program and reward for outperformance versus peers.

Proactively assessed the Company’s compensation peer group to size-appropriate peer choices which share common industry and financial characteristics and compete for executive and employee talent. The review was conducted in 2020 and resulted in a new peer group that will be used to drive 2021 compensation decisions.

•

After terminating the U.S. qualified pension plan (“Retirement Plan”) and freezing the U.S. non-qualified Supplemental Executive Retirement Plan (“SERP”) in 2019, we implemented a replacement retirement program with an enhanced 401(k) benefit and a non-qualified deferred compensation plan with benefit levels that are aligned to current market practices. These combined actions effectively enabled the assets from our overfunded Retirement Plan to be used for Company contributions to the 401(k) plan for up to seven years.   In Switzerland, a defined contribution plan was implemented for all Swiss employees that provides the mandatory minimum contribution rates.

2021 PROXY STATEMENT  › 9

PROXY SUMMARY

Governance and Best Practices

Comprised entirely of independent directors, the Compensation Committee regularly monitors and implements best practices in executive compensation and governance.  The following practices demonstrate our commitment to strong governance within our executive compensation programs:

What We Do		What We Don’t Do
✓	Maintain a pay mix that is heavily performance-based.	X	Provide for excise tax gross-ups in the event of a change in control, starting with newly eligible executives in 2011.
✓

Establish compensation levels after consideration of peer group market data, generally targeted at the size-adjusted 50th percentile for total direct compensation (base, short- and long-term incentive), with the ability to pay higher or lower based on breadth of leadership experience.

		X	Backdate or reprice stock options or stock appreciation rights.
✓	Assess and design compensation programs to mitigate compensation-related risks.	X	Pay dividend equivalents on unearned performance awards.
✓	Maintain stock ownership guidelines for executives.	X	Permit hedging transactions or short sales.
✓	Use multiple performance metrics in the short- and long-term incentive plans to avoid heavy reliance on one definition of success.	X	Permit pledging or holding Company stock in a margin account.
✓	Maintain a clawback policy.	X	Provide excessive perquisites.
✓	Require double-trigger vesting of long-term incentives in the event of a change in control.	X	Provide uncapped incentive opportunities thereby avoiding unnecessary risk-taking by the management.
✓	Maintain holding requirements on equity grants to comply with stock ownership guidelines.
✓	Engage with shareholders to gather input and feedback on compensation program design.
✓	Retain an independent compensation consultant who meets regularly in executive session with the Compensation Committee.

2021 PROXY STATEMENT  › 10

Proposal 1: Election of Directors

At the Annual Meeting, the Company’s shareholders will vote to fill eight director positions, each for one-year terms expiring on the date of the Company’s 2022 Annual Meeting of Shareholders and until their respective successors are duly elected and qualified. As of the Annual Meeting, the size of the Board will be reduced from ten members to eight due to the retirements of Nicholas DeBenedictis and Ronald J. Naples.  The Company acknowledges and thanks them for their service on the Board for over 25 and 20 years, respectively.

The Board recommends that shareholders vote “For” the following director nominees: Bruce Brown, Kathleen A. Dahlberg, Kevin M. Fogarty, Marie T. Gallagher, Darrel Hackett, J. Robert Hall, Dante C. Parrini, and Lee C. Stewart, each of whom is currently serving as a director of the Company.

All nominees have consented to serve if elected to the Board. If at the time of the Annual Meeting a director nominee is unable to serve, an event we do not anticipate, the Proxy Holders (as defined in “Frequently Asked Questions”) will vote for a substitute nominee as may be designated by the Board, unless the Board elects to reduce the number of directors accordingly.

The following table highlights director nominee information(1):

				Other Public Boards	Committee Memberships
Name	Age	Director Since	Occupation		Audit	Comp	Nom & Gov
Bruce Brown*	62	2014	Retired Chief Technology Officer, Procter & Gamble, Inc.	1		C	●
Kathleen A. Dahlberg*	68	2001	CEO, G.G.I., Inc.	--	●		●
Kevin M. Fogarty*	55	2012	President, CEO, and Director, Kraton Corporation, Inc.	1		●	C
Marie T. Gallagher*	61	2020	SVP and Controller, PepsiCo, Inc.	--	C		●
Darrel Hackett*	49	2020	President, US Wealth Management - BMO Financial Group	--	●	●
J. Robert Hall*	68	2002	CEO, Ole Smoky Distillery, LLC	--	●	●
Dante C. Parrini	56	2010	Chairman and CEO, Glatfelter Corporation	1
Lee C. Stewart* (L)	72	2002	Private Financial Consultant	1	●

● indicates Member	* indicates director is independent	C indicates Committee Chair	(L) indicates Lead Director

The Board recommends a vote “FOR” each of the eight director nominees.

(1)  The Lead Director and Board Committee members and chairs rotated effective February 17, 2021.

2021 PROXY STATEMENT  › 11

PROPOSAL 1: ELECTION OF DIRECTORS

Additional Information about Director Nominees

Bruce Brown

Director Since: 2014

Mr. Brown joined the Company’s Board in 2014. He retired in 2014 from his position as the Chief Technology Officer of Procter & Gamble, Inc. (“P&G”), a publicly-traded consumer goods company. With 34 years of experience at P&G, Mr. Brown’s responsibilities included leadership for P&G’s Innovation and Technology Program and Global Research & Development. Globally recognized as an innovation thought leader, Mr. Brown currently serves on the Board of Directors for Nokia Corporate (NYSE: NOK) and formerly was a director of Medpace Holdings, Inc. (Nasdaq: MEDP) from 2016 to 2019.

Age at Annual Meeting: 62
Board Committees: Compensation (Chair) Nominating and Corporate Governance

Specific qualifications and experience of particular relevance to the Company:

Mr. Brown is a proven leader in innovation, global expansion and organizational leadership development and he has familiarity with a number of the Company’s products and materials. He brings over three decades of business-building experience to our Board and has nine years of experience as a director of public companies.

Kathleen A. Dahlberg

Director Since: 2001

Ms. Dahlberg joined the Company’s Board in 2001. Since 2006, she has been the Chief Executive Officer of G.G.I., Inc. (formerly known as 2Unify LLC), a private company specializing in strategic consulting for companies in various industries and sectors. She served as a director of Theragenics Corporation from May 2008 to November 2013. Ms. Dahlberg has held Vice President positions with BP plc (f/k/a BP Amoco), Viacom International, McDonald’s Corporation, Grand Metropolitan PLC and American Broadcasting Company.

Age at Annual Meeting: 68
Board Committees: Audit Nominating and Corporate Governance

Specific qualifications and experience of particular relevance to the Company:

Ms. Dahlberg has significant experience in emerging technologies, acquisitions and divestitures, manufacturing, consumer goods, professional services, international operations, strategic planning, operations, and risk management and corporate governance. She has more than 20 years of experience as a director of public companies.

Kevin M. Fogarty

Director Since: 2012

Mr. Fogarty joined the Company’s Board in 2012. He has been the President and Chief Executive Officer of Kraton Corporation, Inc. (“Kraton”), a leading global producer of styrenic block copolymers, specialty polymers and high-value performance products derived from pine wood pulping co-products, since 2008. Prior to being appointed President and Chief Executive Officer, Mr. Fogarty served as its Executive Vice President of Global Sales and Marketing from June 2005. He was named a director of Kraton (NYSE:KRA) in 2009, and a director of its principal operating subsidiary, Kraton Polymers LLC, in 2008. Prior to joining Kraton, Mr. Fogarty spent 14 years with the Koch Industries, Inc. family of companies, where he held a variety of roles, including President for Polymer and Resins at Invista and President of KoSa’s Polymer and Intermediaries business.  Since 2017, Mr. Fogarty is a Board member of the American Chemistry Council.

Age at Annual Meeting: 55
Board Committees: Compensation Nominating and Corporate Governance (Chair)

Specific qualifications and experience of particular relevance to the Company:

Mr. Fogarty has significant experience with manufacturing, international operations, strategic partnerships, public-company accounting and financial reporting and new product development, as well as strategic planning, operations, and risk management and corporate governance. He has more than ten years of experience as a director of public companies.

2021 PROXY STATEMENT › 12

PROPOSAL 1: ELECTION OF DIRECTORS

Marie T. Gallagher

Director Since: 2020

Ms. Gallagher joined the Company’s Board in 2020. She has been the Senior Vice President and Controller of PepsiCo, Inc. (“PepsiCo”), a publicly-traded global food and beverage company, since 2011.  Ms. Gallagher is responsible for PepsiCo’s global financial reporting and Sarbanes-Oxley processes and works closely with the Audit Committee of PepsiCo’s Board of Directors. Ms. Gallagher joined PepsiCo in 2005 as Vice President and Assistant Controller. Prior to joining PepsiCo, Ms. Gallagher was Assistant Controller of Altria Corporate Services, Inc., a consumer products company, and Senior Manager at Coopers & Lybrand LLP, an accounting firm now part of PricewaterhouseCoopers.

Age at Annual Meeting: 61
Board Committees: Audit (Chair) Nominating and Corporate Governance

Specific qualifications and experience of particular relevance to the Company:

Ms. Gallagher has significant experience in public-company accounting and financial reporting, consumer goods, strategic planning, M&A, manufacturing, investor relations, sustainability, executive compensation, information technology, innovation, international operations, and corporate governance.

Darrel Hackett
Director Since: 2020

Mr. Hackett joined the Company’s Board in 2020. He has served as President, Bank of Montreal (“BMO”) Wealth Management – U.S. since 2014. In this role, he leads BMO Financial Group’s private wealth management business in the United States, including three distinct businesses across the ultra-high net worth (BMO Family Office), high net worth (BMO Private Bank) and mass affluent segments (BMO Harris Financial Advisors).  Prior to joining BMO, Mr. Hackett was a management consultant at McKinsey & Company (1999-2004). Mr. Hackett began his career as a mechanical engineer, holding a variety of roles with General Electric Company and Eastman Chemical Company.

Age at Annual Meeting: 49
Board Committees: Audit Compensation

Specific qualifications and experience of particular relevance to the Company:

Mr. Hackett has significant experience in business transformations and corporate strategy, capital markets, investor relations, public-company finance and financial reporting, M&A, manufacturing, executive compensation, innovation, international operations, risk management and corporate governance.

J. Robert Hall

Director Since: 2002

Mr. Hall joined the Company’s Board in 2002. He has been the Chief Executive Officer of Ole Smoky Distillery LLC, the largest craft distillery in the United States, since July 2016. From January 2014 until June 2016, Mr. Hall served as a Managing Director of Centerview Capital, an operationally-oriented private equity firm focused on the U.S. consumer middle market. Previously, he was the Chief Executive Officer of Ardale Enterprises LLC (“Ardale”), a private company specializing in acquisition-related activities in the food, beverage, and consumer products industry, and in this role was a Senior Advisor to Centerview Capital since 2009. Prior to forming Ardale, Mr. Hall spent over 20 years in the food and consumer goods industry, holding various positions with Nabisco, Kraft Heinz Co., and Nestlé S.A. While at Nabisco, he was President of Nabisco’s Specialty Products Company in the United States and President of Christie Brown & Company, Ltd., the maker of Nabisco cookies and crackers in Canada. Mr. Hall has also been President of Lenox Brands, Chairman of Wise Foods and has served on the board of Ault Foods Ltd., a $1.3 billion dairy products company in Canada.

Age at Annual Meeting: 68
Board Committees: Audit Compensation

Specific qualifications and experience of particular relevance to the Company:

Mr. Hall has significant experience in general management, financial services, consumer goods, manufacturing, marketing, sales, new product development, strategic planning, M&A, and risk management and corporate governance. Mr. Hall has 20 years of experience as a director of public companies.

2021 PROXY STATEMENT  › 13

PROPOSAL 1: ELECTION OF DIRECTORS

Dante C. Parrini

Director Since: 2010

Mr. Parrini joined the Company’s Board in 2010. He is currently the Chairman, President and Chief Executive Officer of Glatfelter Corporation. He has been President and Chief Executive Officer since January 2011 and Chairman of the Board since May 2011. Mr. Parrini previously served as Glatfelter’s Executive Vice President and Chief Operating Officer from 2005 until 2010. From 2003 to 2005, he was Senior Vice President and General Manager of the Company. Mr. Parrini joined Glatfelter in 1997 and, prior to 2003, held various executive positions responsible for the Company’s operations, sales, and marketing. He has served on the board of H. B. Fuller Company (NYSE: FUL) since 2012.

Age at Annual Meeting: 56
Board Committees:

Specific qualifications and experience of particular relevance to the Company:

As Mr. Parrini has been with the Company for 24 years, he has valuable institutional knowledge. Mr. Parrini has significant experience leading worldwide operations, including international and domestic sales, marketing, research and development, global supply chain, information technology and corporate program management, overseeing legal and human resource functions, and leading strategy development. His more than 24 years of executive experience include nearly eleven years as a director of public companies.

Lee C. Stewart

Director Since: 2002 Independent Lead Director

Mr. Stewart joined the Company’s Board in 2002. He is a private financial consultant with over 25 years of experience as an investment banker. He was a Vice President at Union Carbide Corporation from 1996 to 2001, responsible for various treasury and finance functions, and from 2001 to 2002 was Chief Financial Officer of Foamex International, Inc. Mr. Stewart served as a director of the following companies:  AEP Industries, Inc. from 1996 until it was sold in 2017;  ITC Holdings Corp., a formerly NYSE-listed, electricity transmission company, from 2005 through 2016, when ITC was acquired by Fortis Inc.; Marsulex, Inc. (TSX: MLX), a chemical company, from 2000 until its sale in 2011; Momentive Performance Materials Inc., a specialty chemical company in silicone and advanced materials, from May 2013 through its successful emergence from bankruptcy in October 2014; Hexion, Inc., where he served from 2018 through its bankruptcy proceedings until its successful emergence in 2019; and Mood Media, Inc. from October 2017 until August 2020.  Mr. Stewart has over 25 years of serving as a director on public company boards. Currently, Mr. Stewart serves on the board of Essential Utilities, Inc. (previously known as Aqua America, Inc.) (NYSE: WTRG).

Age at Annual Meeting: 72
Board Committees: Audit

Specific qualifications and experience of particular relevance to the Company:

Mr. Stewart has significant experience with professional services, financial services, finance and banking, public-company accounting and financial reporting, strategic planning, operations, and risk management and corporate governance. Mr. Stewart has over 25 years of experience as a director of public companies.

2021 PROXY STATEMENT  › 14

Proposal 2: Ratification of Independent Registered Public Accounting Firm

The Audit Committee of the Board appointed Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public accounting firm for the fiscal year 2021. Deloitte audited the Company’s consolidated financial statements for the fiscal year ended December 31, 2020.

Although shareholder ratification is not required by our organizational documents or applicable law, the Board believes it is a sound corporate governance practice to seek shareholder ratification of the appointment of Deloitte. In the event the shareholders fail to ratify the appointment, the Audit Committee will reconsider whether it is appropriate to select another independent registered public accounting firm, but is not required to do so. Even if the selection is ratified, the Audit Committee, in its discretion, may select a different registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its shareholders.

A Deloitte representative is expected to attend the Annual Meeting. The representative will have an opportunity to make a statement at the meeting, if he or she desires to do so, and is expected to be available to respond to appropriate shareholder questions.

What did the Company pay its independent registered public accounting firm in 2019 and 2020?

For the years ended December 31, 2019, and December 31, 2020, fees paid to Deloitte by the Company were as follows:

	2019	2020
Audit Fees (1)	$2,444,969	$2,305,936
Audit Related Fees (2)	$57,318	$137,150
Tax Fees (3)	$242,905	$469,273
Total Fees	$2,745,192	$2,912,359
(1)

Audit Fees – were for professional services rendered for the annual audits of the consolidated financial statements of the Company, including the audits of internal control over financial reporting, review of quarterly financial statements included in the Company's quarterly reports on Form 10-Q, and statutory audits and regulatory filings in foreign jurisdictions.

(2)	Audit-Related Fees – were for assurance and related services reasonably related to the performance of the audit or review of the Company’s consolidated financial statements.
(3)	Tax Fees – were primarily for tax compliance, tax advice, and tax planning services, including tax planning and consultations.

All of Deloitte’s services for the Company were permissible under applicable laws and regulations.  The Audit Committee’s Audit and Non-Audit Services Pre-Approval Policy (“Pre-Approval Policy”) provides for the pre-approval of audit and non-audit services performed by Deloitte. Under the Pre-Approval Policy, the Audit Committee must pre-approve specific services, including fee levels, to be performed by the independent registered public accounting firm in a designated category (audit, audit-related, tax services and all other services). For fiscal year 2020, 100% of all Fees were approved by the Audit Committee.  The Audit Committee may delegate this authority in writing to one or more of its members, and in such case, the member or members to whom such authority is delegated must report their decisions to the Audit Committee at its next scheduled meeting.

The Board recommends a vote “FOR” ratification of the appointment of Deloitte as the Company’s independent registered public accounting firm.

2021 PROXY STATEMENT  › 15

Proposal 3: Advisory Approval of Named Executive Officer Compensation (“Say-on-Pay” Vote)

Executive compensation is an important topic for our shareholders. At the core of our executive compensation philosophy is the belief that compensation should: (i) reflect performance; (ii) be fair, competitive, and reasonable; and (iii) be determined in a manner consistent with the Company’s long-term strategy, competitive industry practice, sound corporate governance principles, and shareholder interests. We believe our compensation program is strongly aligned with the long-term interests of our shareholders. We urge our shareholders to read the Compensation Discussion and Analysis (“CD&A”) section of this proxy statement for additional details on the Company’s compensation philosophy and objectives and the 2020 compensation of our named executive officers (“NEOs”).

Pursuant to Section 14A of the Securities Exchange Act of 1934 (as amended, the “Exchange Act”), we are asking shareholders to vote on the following resolution:

RESOLVED, that the 2020 compensation paid to the Company’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.

As an advisory vote, the results on this proposal are non-binding. Nevertheless, the Board and the Compensation Committee value the opinions of our shareholders and will consider the outcome of the vote when making future compensation decisions for our NEOs.

The Board has adopted a policy providing for annual say-on-pay advisory votes. The next vote on the frequency of the say-on-pay advisory vote will be held at our 2022 Annual Meeting of Shareholders.

The Board recommends a vote “FOR” the non-binding resolution approving the 2020 compensation paid to the NEOs, as disclosed pursuant to Item 402 of Regulation S-K, including in the Compensation Discussion and Analysis, compensation tables, and narrative discussion.

2021 PROXY STATEMENT › 16

Ownership of Company Stock

To the best of the Company’s knowledge, the following table sets forth information regarding ownership of the Company’s outstanding common stock as of March 15, 2021 (except as otherwise noted) by: (1) each person who is known by the Company to own beneficially more than 5% of the common stock of the Company; (2) each director, director nominee, and NEO; and (3) all directors and executive officers as a group. Except as otherwise indicated and subject to applicable community property laws, each owner has sole voting and investment powers for the securities listed. The number of shares beneficially owned by each person is determined under the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under SEC rules, all shares to which a person has the right to acquire beneficial ownership within 60 days are considered beneficially owned by that person.

Security Ownership of Certain Beneficial Owners and Management

Name of Beneficial Owner	Shares Beneficially Owned (1)	% of Class
BlackRock, Inc. (2)	6,783,711	15.3%
The Vanguard Group, Inc. (3)	4,499,690	10.1%
Dimensional Fund Advisors LP (4)	3,670,545	8.3%
Franklin Mutual Advisers, LLC (5)	3,558,680	8.0%
Silvercrest Asset Management Group LLC; Silvercrest L.P.; Silvercrest Asset Management Group Inc. (6)	2,423,303	5.5%

Name of Beneficial Owner	Position	Total Number of Shares Beneficially Owned (7)	% of Class
Dante C. Parrini (b)	Chairman of the Board & Chief Executive Officer	396,938	*
Nicholas DeBenedictis(g)	Director	105,585	*
Kathleen A. Dahlberg	Director	82,933	*
Ronald J. Naples (c), (g)	Director	80,899	*
J. Robert Hall	Director	79,683	*
Lee C. Stewart	Director	77,933	*
Kevin M. Fogarty	Director	50,235	*
Bruce Brown	Director	40,079	*
Christopher W. Astley (d)	Senior Vice President & Chief Commercial Officer	39,182	*
Samuel L. Hillard	Senior Vice President & Chief Financial Officer	21,406	*
Eileen L. Beck (e)	Vice President, Global Human Resources and Administration	14,977	*
Marie T. Gallagher	Director	9,687	*
Darrel Hackett	Director	4,030	*
Wolfgang Laures	Senior Vice President, Integrated Global Supply Chain and IT	—	*
All directors and executive officers as a group (18 individuals)(f)		1,064,260	2.39%

*	indicates ownership of < 1%
(1)

For purposes of the table, shares of common stock are considered beneficially owned by a person if such person has, or shares, voting or investment power for such stock. As a result, more than one person may beneficially own the same security and, in some cases, the same shares are listed opposite more than one name in the table. The table includes, in some cases, shares beneficially held by spouses or minor children, as to which beneficial ownership is disclaimed. The address of each director, director nominee and NEO of the Company is c/o Glatfelter Corporation, 4350 Congress Street, Suite 600, Charlotte, NC 28209.

(2)

Pursuant to Amendment No. 12 to Schedule 13G filed on January 26, 2021, consists of shares beneficially owned, as of December 31, 2020, by BlackRock, Inc., a parent holding company with sole voting power over 6,701,792 shares, sole dispositive power over 6,783,711 shares, and shared voting power and shared dispositive power over 0 shares. BlackRock (Netherlands) B.V., BlackRock Advisors LLC, BlackRock Asset Management Canada Limited, BlackRock Asset Management Ireland Limited, BlackRock Asset Management Schweiz AG, BlackRock Financial Management, Inc., BlackRock Fund Advisors, BlackRock Institutional Trust Company, National Association, BlackRock Investment Management (Australia) Limited, BlackRock Investment Management (UK) Limited and BlackRock Investment Management, LLC are subsidiaries of

2021 PROXY STATEMENT  › 17

OWNERSHIP OF COMPANY STOCK

BlackRock, Inc. that have acquired the shares reported by BlackRock, Inc. The address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.
(3)

Pursuant to Amendment No. 12 to Schedule 13G filed on February 10, 2021, consists of shares beneficially owned, as of January 29, 2021, by The Vanguard Group, Inc., an investment advisor which has sole voting power and sole dipositive power over 0 shares and 4,417,466 shares, respectively, and shared voting power and shared dipositive power over 47,764 and 82,224 shares, respectively. Vanguard Asset Management, Limited, Vanguard Fiduciary Trust Company, Vanguard Global Advisors, LLC, Vanguard Group (Ireland) Limited, Vanguard Investments Australia Ltd, Vanguard Investments Canada Inc., Vanguard Investments Hong Kong Limited, and Vanguard Investments UK, Limited are subsidiaries of The Vanguard Group, Inc. That have acquired the shares reported by The Vanguard Group, Inc. The address of The Vanguard Group, Inc. is 100 Vanguard Boulevard, Malvern, PA 19355.

(4)

Pursuant to a Schedule 13G filed on February 12, 2021, consists of shares beneficially owned, as of December 31, 2020, by Dimensional Fund Advisors LP, an investment advisor with sole voting power over 3,541,933 shares, sole dispositive power over 3,670,545 shares, and shared voting power and shared dispositive power over 0 shares.  All 3,670,545 shares are owned by four investment companies registered under Section 203 of the Investment Advisors Act of 1940, to which Dimensional Fund Advisors LP furnishes investment advice. Dimensional Fund Advisors LP disclaims beneficial ownership of such shares. Dimensional Fund Advisors LP serves as investment manager for certain other commingled funds, group trusts and separate accounts. The address of Dimensional Fund Advisors LP is Building One, 6300 Bee Cave Road, Austin, TX 78746.

(5)

Pursuant to Amendment No. 2 to Schedule 13G filed on February 4, 2021, consists of shares beneficially owned, as of December 31, 2020, by Franklin Mutual Advisers, LLC, an investment advisor with sole voting power over 3,284,990 shares, sole dipositive power over 3,558,680 shares, and shared voting power and shared dipositive power over 0 shares.  All 3,558,680 shares are beneficially owned by one or more open-end investment companies or other managed accounts that are investment management clients of Franklin Mutual Advisers, LLC, an indirect wholly owned subsidiary of Franklin Resources, Inc. The address of Franklin Mutual Advisers, LLC is 101 John F. Kennedy Parkway, Short Hills, NJ 07078-2789.

(6)

Pursuant to Amendment No. 2 to Schedule 13G filed on February 16, 2021, consists of shares beneficially owned, as of December 31, 2020, by Silvercrest Asset Management Group LLC, Silvercrest L.P., and Silvercrest Asset Management Group Inc., investment advisors and a parent holding company or control person which have shared voting power and shared dispositive power over 2,423,303 shares and sole voting power and sole dispositive power over 0 shares.  Shares reported represent shares held by investment advisory clients of Silvercrest Asset Management Group LLC.  Silvercrest L.P. is the sole member of Silvercrest Asset Management Group LLC.  Silvercrest Asset Management Group Inc. is the general partner of Silvercrest L.P.  Each of the Reporting Persons disclaims beneficial ownership of the shares reported except to the extent of its pecuniary interest therein.  The address of Silvercrest Asset Management Group LLC, Silvercrest L.P., and Silvercrest Asset Management Group Inc.is 1330 Avenue of the Americas, 38th Floor, New York, NY 10019.

(7)	Shares beneficially owned by each owner as noted below:

Name of Beneficial Owner	Directly Owned	Indirectly Owned	Options to Acquire Stock (a)
Dante C. Parrini (b)	369,376	7,804	19,758
Nicholas DeBenedictis(g)	105,585		—
Kathleen A. Dahlberg	82,933		—
J. Robert Hall	79,683		—
Lee C. Stewart	77,933		—
Ronald J. Naples (c), (g)	77,649	3,250	—
Kevin M. Fogarty	50,235		—
Bruce Brown	40,079		—
Christopher W. Astley (d)	33,291	1,111	4,780
Samuel L. Hillard	21,406		—
Eileen L. Beck(e)	13,483	438	1,056
Marie T. Gallagher	9,687		—
Darrel Hackett	4,030		—
Wolfgang Laures	—		—
All Directors and executive officers as a group (f)	1,019,692	15,575	28,993
(a)

Represents the gross number of shares of common stock that would be issued upon exercise of vested stock-only stock appreciation rights (“SOSARs”) on the Record Date. As of the Record Date, the following NEOs had vested SOSARS:

2021 PROXY STATEMENT  › 18

OWNERSHIP OF COMPANY STOCK

Name	Number of Vested SOSARS
Dante C. Parrini	583,442
Christopher W. Astley	129,838
Samuel L. Hillard	63,286
Eileen L. Beck	32,097
Wolfgang Laures	N/A

(b)	Consists of 7,804 shares indirectly owned by Mr. Parrini through the Company’s 401(k) Plan.
(c)	Consists of 3,250 shares indirectly owned by Mr. Naples’ spouse.
(d)	Consists of 1,111 shares indirectly owned by Mr. Astley through the Company’s 401(k) Plan.
(e)	Consists of 438 shares indirectly owned by Ms. Beck through the Company’s 401(k) Plan.
(f)	Consists of 70,613 shares vesting within 60 days form the record date.
(g)	Retiring Director as of the Annual Meeting of Shareholders.

Equity Compensation Plan Information

The following table provides certain information as of December 31, 2020, regarding the Company’s equity compensation plans.

	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (1)	Weighted-average exercise price of outstanding options, warrants and rights (2)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (3) (4)
Equity compensation plans approved by security holders	2,154,065	$20.40	1,899,527
Equity compensation plans not approved by security holders	—	—	—
Total	2,154,065	$20.40	1,899,527
(1)

Includes 614,936 restricted stock units (“RSUs”); 456,716 performance share awards (“PSAs”); and 1,082,413 SOSARs. For purposes of this calculation, it is assumed that PSAs will be paid at 100% of target.

(2)	Weighted average exercise price is based on outstanding SOSAR prices only.
(3)	Represents the securities remaining available for issuance under the Amended and Restated Long-Term Incentive Plan.
(4)	For purposes of this calculation, it is assumed that PSAs will be paid at 100% of target.

2021 PROXY STATEMENT  › 19

Corporate Governance and Board of Directors

Corporate Governance Principles

The Board and Management are dedicated to effective corporate governance. The Board has adopted Corporate Governance Principles that provide a framework for the Company’s governance. The Board has also adopted a Code of Business Conduct and a Code of Business Ethics for our CEO and Senior Financial Officers. The Corporate Governance Principles are available on the Corporate Governance page of the Company’s website at www.glatfelter.com/investors/corporate-governance, which also contains the Company’s Articles of Incorporation and By-Laws, Code of Business Conduct, a list of the directors and executive officers of the Company, the charters of each of the Committees of the Board, and the Code of Business Ethics for CEO and Senior Financial Officers. Copies of these materials are available, in print at no charge, upon request to the Secretary of the Company at 4350 Congress Street, Suite 600, Charlotte, NC 28209.

The Company intends to satisfy the disclosure requirement for any future amendments to, or waivers from, its Code of Business Conduct or Code of Business Ethics for CEO and Senior Financial Officers by posting such information on its website.

Board Composition and Leadership

The Board currently consists of ten members; however, two directors, Nicholas DeBenedictis and Ronald J. Naples, will retire as of the Annual Meeting. Accordingly, the Board size will be reduced to eight members following the Annual Meeting. Each year, the Board elects one of its members to serve as Board Chair. Under the Board’s governance structure, the Board Chair:

•	presides at all meetings of the Board, other than executive sessions;
•	identifies strategic issues to be considered for the Board agenda; and
•	consults with directors on the development of the schedule, agenda, and materials for all meetings of the Board.

When considering the election of a Board Chair, the Board reviews its governance structure and the qualifications of each director and determines who is best qualified to chair the Board. The Board believes the Company and its shareholders are best served by having a Board Chair who has wide-ranging, in-depth knowledge of the Company’s business operations and the Company’s industry and who can best execute the Company’s strategic plan. Based on his extensive experience and knowledge of the Company’s operations, industry, competitive challenges, and opportunities, the Board has determined that Dante C. Parrini is the director best qualified to serve in the role of Board Chair. The Board nominated Mr. Parrini in February 2021 as Board Chair, subject to his re-election as a director at the Annual Meeting. For the foregoing reasons, the Company believes it is in the best interest of the Company and its shareholders to have combined roles of Board Chair and CEO.

The Board has also determined that when the same person serves as both Board Chair and CEO, the interests of the Company and the shareholders are best served by appointment of an independent Lead Director. In February 2021, the Nominating and Corporate Governance (“NCG”) Committee recommended, and the independent directors approved, Lee C. Stewart to serve as the independent Lead Director, effective on the date of the Annual Meeting, subject to his re-election as a director at the Annual Meeting. The Lead Director presides over the executive sessions of the Board and coordinates and develops the agenda for those sessions. The Lead Director communicates to the Board Chair and CEO regarding the discussions at executive sessions as appropriate. In the absence or disability of the Board Chair, the Lead Director assumes the authority of and performs the duties of the Board Chair, as provided in Section 2.18 of the Company’s By-Laws, including presiding at any Board meeting at which the Board Chair is not in attendance.

2021 PROXY STATEMENT  › 20

CORPORATE GOVERNANCE AND BOARD OF DIRECTORS

Board Independence

The Corporate Governance Principles and the Company’s policies and procedures provide for an empowered, independent Board and the full involvement of the independent members of the Board in the Board’s operations and decision making.

As set forth in the Company’s Corporate Governance Principles, the Board has adopted the NYSE listing standards for determining the independence of directors, which require that a director not have a material relationship with the Company.

Annually, each member of the Board is required to complete a questionnaire designed, in part, to provide information to assist the Board in determining if the director is independent under NYSE rules and our Corporate Governance Principles. In addition, each director or nominee for director has an affirmative duty to disclose to the NCG Committee relationships between and among that director (or an immediate family member), the Company, and/or Management. The Board has determined the following director nominees are independent and have no material relationship with the Company: Messes. Dahlberg and Gallagher and Messrs. Brown, Fogarty, Hackett(1), Hall, and Stewart. The Board has determined Mr. Parrini, as the Company’s CEO, is not an independent director as defined under the NYSE listing standards and the Company’s Corporate Governance Principles.

(1)

In November 2020, the Board appointed Darrel Hackett to serve as a director.  As described on page 13, Mr. Hackett is Head of BMO U.S. Wealth Management, an affiliate of the Bank of Montreal (BMO), a leading, full-service financial services provider.  BMO Capital Markets is an analyst firm currently providing research coverage on the Company.  Prior to approving his appointment, the Board considered the potential for a conflict of interest in connection with Mr. Hackett’s employment with, and our analyst coverage by, BMO, as well as any independence issues or other potential adverse impacts as a result of appointing Mr. Hackett to the Board.

Evaluation of Board Nominees

The NCG Committee reviews all director nominations submitted to the Company, including individuals recommended by shareholders, directors, or members of Management, using the same criteria. When evaluating whether to recommend an individual for nomination or re-nomination, the NCG Committee will consider, at a minimum and in accordance with the Company’s Corporate Governance Principles, the candidate’s independence, availability to serve on the Board, knowledge, experience, skills, expertise, wisdom, integrity, business acumen, and understanding of the Company’s business environment.

Although the Company does not have a formal policy on Board diversity, the NCG Committee considers a wide variety of qualifications, attributes, and other factors in evaluating director candidates and recognizes that a diversity of viewpoints and practical experiences can enhance the effectiveness of the Board. Accordingly, as part of its evaluation of each director candidate, the NCG Committee considers how the candidate’s background, experience, qualifications, attributes, and skills meet the changing needs of the Company, and may complement, supplement, or duplicate those of other prospective candidates.

The NCG Committee reviews the qualifications of each incumbent director, including the director’s understanding of the Company’s businesses and the environment in which the Company operates, attendance and participation at meetings, and independence, including any relationships with the Company. Prior to nomination, each candidate for director must consent to stand for election, and each director nominee must agree in writing to abide by the Company’s majority voting policy.

After the NCG Committee has completed its evaluation of all director candidates, it presents a recommended slate of directors to the Board for consideration and approval. The NCG Committee also discusses with the Board any candidates considered by the NCG Committee but not recommended for election or re-election as a director.

Based on the process described above, the NCG Committee recommended, and the Board approved, to nominate eight of the incumbent directors for re-election at the Annual Meeting. These decisions were based on the individual experiences, qualifications, attributes, and skills of each candidate, including as described in the skills matrix on page 3. The NCG Committee and the Board assessed these factors in light of the Company’s business.

2021 PROXY STATEMENT  › 21

CORPORATE GOVERNANCE AND BOARD OF DIRECTORS

Resignation and Majority Voting Policy

Director Nominee Irrevocable Resignation

Each person who is nominated to stand for election as director must, as a condition to such nomination, tender an irrevocable resignation in advance of the meeting for the election of directors.  Such resignation will be effective if, pursuant to the Company’s By-Laws, (a) the person does not receive a majority vote at the next meeting for the election of directors, or (b) in the case of a nominee who is an incumbent director, the Board accepts the resignation.

Majority Voting

Contested Election. In an election of directors, where the Board determines that the number of nominees exceeds the number of directors to be elected, the directors shall be elected by a plurality of the votes cast.

Uncontested Election. If in an election of directors in which the number of nominees does not exceed the number of directors to be elected, any nominee who is not an incumbent director and receives a plurality of the votes cast but does not receive a majority of the votes cast, such nominee’s resignation will be automatically accepted.  If the nominee is an incumbent director and receives a plurality but not majority of the votes cast, the NCG Committee will make a recommendation to the Board on whether to accept the director’s resignation or whether other action should be taken.  The incumbent director not receiving a majority of the votes cast will not participate in the NCG Committee’s recommendation or the Board’s decision regarding the tendered resignation.  The independent members of the Board will consider the NCG Committee’s recommendation and publicly disclose the Board’s decision and the basis for that decision within 90 days from the date of the certification of the final election results.

A director whose resignation is not accepted by the Board will continue to serve until the next annual meeting at which he or she is up for election and until his or her successor is duly elected, or until his or her earlier resignation or removal. If a director’s resignation is accepted by the Board, or if a nominee for director who is not an incumbent director is deemed to have automatically resigned, then the Board, in its sole discretion, may fill any resulting vacancy pursuant to the Company’s By-Laws, or may amend the Company’s By-Laws to decrease the size of the Board.

Board Meetings

The Board held seven meetings during 2020. The standing committees established by the Board held a total of 17 meetings in 2020. Each incumbent director attended at least 95% of the total number of Board and Committee meetings on which he or she served in 2020; overall attendance at such meetings was 99%. Independent directors meet in regularly scheduled executive sessions (without Management), presided by the Lead Director.

Although the Company does not have a formal policy regarding director attendance at the annual meeting of shareholders, directors are strongly encouraged to attend the annual meeting of shareholders and historically have done so. All of our directors, with the exception of Mr. Hackett, who was appointed in November 2020, virtually attended the 2020 Annual Meeting of Shareholders.

Committees of the Board of Directors

Our Board has three standing committees: Audit, Compensation, and Nominating & Corporate Governance (“NCG”).  Each standing committee has its own charter, which is available, at no charge, from the Secretary or on the Company’s website at: www.glatfelter.com/investors/corporate-governance.

The Board determined that all members of each of the Audit, Compensation, and NCG Committees are independent as required under the current NYSE listing standards and the applicable SEC rules and regulations.

2021 PROXY STATEMENT  › 22

CORPORATE GOVERNANCE AND BOARD OF DIRECTORS

The following chart provides a summary of each committee’s duties and responsibilities:

Board Committees
Committee	Responsibilities and Duties	2020 Members	2021 Members (Eff February 17, 2021)	Meetings in 2020
Audit Committee	The Audit Committee assists the Board with oversight of the quality and integrity of the accounting, auditing, and financial reporting practices of the Company; the compliance by the Company, its directors and officers with applicable laws and regulations and its Code of Business Conduct; the independent auditor’s qualifications and independence; the performance of the Company’s internal audit function and independent auditors; and financial policies and other matters of financial significance to the Company.	Ronald J. Naples (1), (2), (3), (4) Bruce Brown (3) Kathleen A. Dahlberg (3) Nicholas DeBenedictis (2), (3), (4) Marie T. Gallagher (2), (3) Darrel Hackett (2), (3) Lee C. Stewart (2), (3)	Marie T. Gallagher (1) (2), (3) Kathleen A. Dahlberg (3) Nicholas DeBenedictis (2), (3) (4) Darrel Hackett (2), (3) J. Robert Hall (2), (3) Ronald J. Naples (2), (3), (4) Lee C. Stewart (2), (3)	7
Compensation Committee

The Compensation Committee is responsible for an executive compensation policy designed to support overall business strategies and objectives; attract, retain, motivate and reward key executives; link compensation with organizational performance while appropriately balancing risk and reward; align executives’ interests with those of the Company’s shareholders; provide competitive and reasonable compensation opportunities; and review and approve non-employee director compensation. The Compensation Committee also oversees the Company’s executive compensation and incentive plans. The Committee may form subcommittees and delegate authority to them as it deems appropriate; provided that any subcommittee must be solely comprised of one or more members of the Committee.

		Lee C. Stewart (1) Bruce Brown Kathleen A. Dahlberg Nicholas DeBenedictis (4) J. Robert Hall	Bruce Brown (1) Nicholas DeBenedictis (4) Kevin M. Fogarty Darrel Hackett J. Robert Hall	7
Nominating & Corporate Governance Committee	The NCG Committee advises the Board on all corporate governance matters, monitors the Company’s compliance with corporate governance guidelines, and periodically reviews such guidelines to ensure that they are appropriate for the Company and comply with the requirements of the SEC and the NYSE. The NCG also oversees the annual self-assessment of the Board and its Committees and has oversight of the Company’s ESG strategy, risk management and compliance.	J. Robert Hall (1) Bruce Brown Kevin M. Fogarty Ronald J. Naples (4)	Kevin M. Fogarty (1) Bruce Brown Kathleen A. Dahlberg Marie T. Gallagher Ronald J. Naples (4)	3

(1)    Committee Chair

(2)    Financial Expert, as defined in the applicable SEC regulations (only shown for Audit Committee)

(3)    Financially Literate within the meaning of the NYSE listing standards (only shown for Audit Committee)

(4)    Retiring Director as of the Annual Meeting of Shareholders

2021 PROXY STATEMENT › 23

CORPORATE GOVERNANCE AND BOARD OF DIRECTORS

Continuing Board Education

We believe our shareholders are best served by a board that is well versed in subject matters relevant to board service and thoroughly comprehends the role and responsibilities of an effective board in the oversight and management of the Company. The Board regularly conducts Board education sessions on relevant topics for the Company’s future growth and success and to stay informed about best governance practices.   We also feel it is appropriate for our directors to have access to educational programs on an ongoing basis to assist them in performing their duties as directors.  Since November 2017, the Company has been a member of the National Association of Corporate Directors.  This membership provides continuing education programs, research data, conferences and other resources for the Company’s directors and executives.   The NCG Committee periodically reviews and oversees orientation programs for newly-elected directors and suggests topics for continuing education programs for incumbent directors.

Board Self-Assessment

Our Board believes in a constructive self-assessment process as a governance best practice to improve Board performance and ensure it is functioning effectively. As required by our Corporate Governance Principles, the NCG Committee oversees an annual self-assessment of the Board and its Committees.  Each director completes a written questionnaire to gather suggestions for improvement and feedback on a range of issues related to Board and Committee effectiveness.  Outside counsel to the Board reviews the questionnaire responses and additionally conducts individual interviews with each Board member.  The feedback is aggregated and summarized by counsel, who shares the feedback with the Board and its Committees during their regularly-scheduled meetings.  Changes to Board practices, procedures, and agendas are considered and implemented in response to the feedback as appropriate.

The Board also conducts an annual review of its Corporate Governance Principles and Committee charters and recommends revisions accordingly.

Risk Oversight

The Board plays an active role in risk oversight to ensure that Company Management is taking appropriate actions to identify, evaluate, manage, and mitigate significant risks.  The Board reviews risks associated with the Company’s strategic plan and enterprise level risks annually at a strategic planning session.  Periodically throughout the year, the Board actively monitors risks associated with the Company’s strategic plan through formal business updates it receives from Management, including an annual report from Company executives on information security matters.

The Board administers its risk oversight responsibilities by delegating certain business and governance activities to the appropriate Committee for more detailed consideration and evaluation.  In performing this oversight function, each Committee has full access to Company Management as well as the ability to engage advisors or other experts it deems necessary in the performance of its duties.  At each Board meeting, the Chair of each Committee reports to the Board on the Committee’s oversight activities.

The Company’s Management is responsible for identifying, evaluating, managing, and mitigating the Company’s risk exposures.  The Company manages these enterprise risks through a variety of policies, programs, committees, and internal controls designed to protect the Company’s assets, operations, and reputation, while ensuring compliance with applicable laws and regulations.

2021 PROXY STATEMENT  › 24

CORPORATE GOVERNANCE AND BOARD OF DIRECTORS

The below chart summarizes the Board’s risk-governance framework:

Board of Directors
Oversees the management of risks inherent in the operation of the Company’s businesses and the implementation of its strategic plan.
Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Management	Internal Audit

Oversees significant risks relating to accounting, foreign exchange, commodity exposures, contingent liabilities, reporting matters, cyber-security, insurance, natural disasters, environmental and ESG-related matters, regulatory requirements, compliance with laws and regulations, and the Company’s Code of Business Conduct.  Oversees the evaluation of internal control effectiveness and meets regularly with representatives of the Company’s independent auditors.

Reviews all compensation policies and procedures, including the incentives that such policies create and factors that may reduce the likelihood of excessive risk taking, to determine whether such policies present a significant risk to the Company.

Oversees the Company’s governance matters including the development and maintenance of the Company’s Corporate Governance Principles and related policies and provides oversight of the Company’s ESG strategy, risk management and compliance.

Oversees the implementation, execution, and evaluation of policies, procedures, programs, and internal controls designed to identify and mitigate significant risks in order to provide reasonable assurance in the protection of Company assets and achievement of its strategic plans.

Assists and advises the Company’s Management in identifying, evaluating, improving, and monitoring risk management techniques and methodologies as part of the Company’s enterprise risk management and internal control framework.  The Company’s Director, Internal Audit reports functionally directly to the Audit Committee.

2021 PROXY STATEMENT › 25

CORPORATE GOVERNANCE AND BOARD OF DIRECTORS

Director Compensation

Payments to Directors in 2020
Name (1)	Fees Earned or Paid in Cash ($) (2)	Stock Awards ($) (3)	Total
Bruce Brown	$71,500	$115,000	$186,500
Kathleen A. Dahlberg	$79,000	$115,000	$194,000
Nicholas DeBenedictis	$80,500	$115,000	$195,500
Kevin M. Fogarty (4)	$90,000	$115,000	$205,000
Marie T. Gallagher (5)	$83,425	$137,055	$220,480
Darrel Hackett (6)	$35,000	$57,500	$92,500
J. Robert Hall	$86,000	$115,000	$201,000
Ronald J. Naples	$90,000	$115,000	$205,000
Lee C. Stewart	$91,000	$115,000	$206,000

(1)	Only non-employee directors receive compensation for service on the Board. Mr. Parrini does not receive compensation for his services as a director.
(2)	The amounts include annual retainer fees, meeting fees and chair fees paid in cash.
(3)

In accordance with ASC Topic 718 the amount shown for all directors, except where otherwise noted, is based on the fair market value of $14.15 per share for RSUs granted on May 7, 2020, which vest one year after the grant date. Mr. Hackett received a pro-rated grant in November for his half-year of service. The amount shown for Mr. Hackett is based on the fair market value of $14.27 per share for RSUs granted on November 1, 2020, which vest on May 7, 2021 along with the other 2020 Director grants.

(4)	Mr. Fogarty’s compensation includes a Lead Director fee paid in cash.
(5)	Ms. Gallagher was appointed in February 2020.
(6)	Mr. Hackett was appointed in November 2020.

Non-employee directors receive compensation for their service that is designed to compensate them fairly for the time, effort and accountability required of a Board member and align their interests with our shareholders.  In making its recommendation to the Board on independent director compensation, the Compensation Committee considers the results of an analysis of director compensation provided by Meridian Compensation Partners LLC (“Meridian”), the Compensation Committee’s independent compensation consultant. Meridian conducted a competitive assessment that included a review of annual cash retainers, annual equity grants, meeting fees and committee fees compared to the Company’s compensation peer group (see page 41 regarding the Compensation Peer Group).  The results of the assessment determined that non-executive director total compensation approximates the median of the peer group, and that the Company’s pay policies are aligned with market.

Cash Compensation

In 2020 the non-employee director compensation included the following cash fees for service:

•	Annual cash retainer fee: $70,000
•	Additional fees for those serving in role:
o	Audit Committee chair: $20,000
o	Compensation Committee chair: $15,000
o	NCG Committee chair: $10,000
o	Lead Director: $20,000

In addition to the annual retainer, non-employee directors were paid in cash $1,500 for each standing Committee meeting they attended in excess of eight meetings per year (May 1 – April 30). All accrued, but unpaid, director cash compensation payments are made twice annually, in May and November.

2021 PROXY STATEMENT › 26

CORPORATE GOVERNANCE AND BOARD OF DIRECTORS

Equity Compensation

In 2020, each non-employee director, except where otherwise noted below, received an annual RSU award valued at $115,000 on the grant date. Such awards fully vest, all restrictions lapse, and the shares are paid out on the first anniversary of the grant date.  During the one-year vesting period, quarterly dividends accrue in the form of additional RSUs (but are not paid until the awards vest). RSUs granted to directors will immediately vest upon a change in control and in the event of the death or disability of the director.

Ms. Gallagher was awarded the normal annual director grant, valued at $115,000, plus an additional 1,559 RSUs pro-rated for service from her appointment date in February through May 6, 2020.

Mr. Hackett was awarded 50% of the normal annual director grant, valued at $57,500, for service from his appointment date in November until his re-election at the 2021 Annual Meeting of Shareholders.  Mr. Hackett’s award fully vests, all restrictions lapse, and the shares are paid out on May 7, 2021, the first anniversary of the original 2020 director grant date.

Deferred Compensation

Pursuant to the Company’s Deferred Compensation Plan for Directors, every year, each non-employee director may elect to defer 50%, 75%, or 100% of his or her annual retainer for serving on the Board. Any fees paid to a director for attending meetings of any Board Committee or for serving as a chair may not be deferred. No deferral elections were made in 2020.

Other Benefits and Coverage

Each non-employee director is covered by the Company’s director and officer liability insurance policy, has entered into an indemnification agreement with the Company, and is covered under the Company’s travel accident insurance policy.

Share Ownership Guidelines

The Company has established share ownership guidelines for non-employee directors to enhance their alignment with shareholders’ interests. The share ownership guidelines preclude the sale of shares by a director until he or she holds shares with a value equal to five times the annual Board retainer of $70,000. Directly held shares and unvested RSUs count toward attainment of the guideline.

2021 PROXY STATEMENT › 27

Enhancing Everyday Life™…Sustainably

 Overview

Our commitment to sustainability and being a responsible corporate citizen has been longstanding since our founding in 1864. It is reflected in our Core Values of Integrity, Financial Discipline, Mutual Respect, Customer Focus, Environmental Responsibility, and Social Responsibility. We operate our business in line with those values, and we contribute to the health, well-being, and everyday living of millions of people around the world. Our existing products contain mostly plant-based fibers and are engineered for performance.

As a result of the strategic transformation we have undertaken over the last few years, “the new Glatfelter” consists of two global operating segments – Composite Fibers and Airlaid Materials – serving high-value, niche nonwovens growth markets. To accelerate the transformation, we have implemented a leaner and more agile operating model that enables us to work across the enterprise to address areas such as supply chain effectiveness, product innovation and sustainability. We believe these initiatives are important in our transformation to a less capital-intensive business that consistently meets or exceeds our shareholders’ expectations.

Beginning in 2019, Glatfelter implemented the following measures to formalize its sustainability program under the ESG (Environmental, Social, Governance) pillars.

•

Formed a cross-functional ESG Steering Committee (co-led by the Legal and Investor Relations functions), whose primary role includes setting the sustainability/ESG strategy and providing implementation support to Glatfelter’s segments and facilities.

•

Published on our website a formal Sustainability Policy, which complements our existing Global Health and Safety Policy, Environmental Policy, Quality Statement, Glatfelter Code of Business Conduct, and other Corporate Governance documents, all of which are available via our website.

•

Conducted a materiality assessment process to identify our ESG priorities. Our process included peer and industry research, internal stakeholder interviews, an ESG Steering Committee workshop, analysis of ESG ratings and sustainability standards (most notably the Global Reporting Initiative, Sustainability Accounting Standards and U.N. Sustainable Development Goals), and application of best practices. We evaluated topics based on their potential impact on Glatfelter, our ability to impact them, and our stakeholders’ interest in the topics. We settled on seven priorities, which are organized along the E, S, and G pillars.

•	Updated the Sustainability section of our website to share the Glatfelter ESG strategy and vision which is available at www.glatfelter.com/sustainability.

•

Published a Human Rights Policy on our website at www.glatfelter.com/wp-content/uploads/GLT-Human-Rights-Policy.pdf that expanded on the human rights language already existing in our Glatfelter Code of Business Conduct.

•

Issued an ESG Report for 2019-2020 – “Enhancing Everyday Life™ . . . Sustainably,” to share Glatfelter’s ESG strategy and progress. The report is available on our website at www.glatfelter.com/wp-content/uploads/GLT_2019-2020_ESG-Report_12-7.pdf.

•	Determined the NCG Committee of the Board will have ultimate oversight of ESG for the Company, with regular reporting to the full Board.

2021 PROXY STATEMENT  › 28

SUSTAINABILITY

Our ESG / Sustainability Priorities

Environmental

Environmental Management

Innovation and Environmentally Responsible Products

Social

Occupational Health and Safety

Product Safety and Quality

Community and Employee Engagement

Governance and Ethics

Corporate Governance

Ethics and Integrity

Glatfelter’s ESG Steering Committee includes members from Legal, Investor Relations, Human Resources, Supply Chain, Finance, Marketing/Business Development, and EHS (Environmental, Health & Safety).  The ESG Steering Committee is responsible for setting the sustainability/ESG strategy for the Company and providing implementation support to the business and individual facilities. The ESG Steering Committee currently reports to the CEO and also provides ESG updates to the Board at least bi-annually. The Board also receives an annual update on EHS progress, with more frequent updates provided in 2020 due to the COVID-19 pandemic.

Environmental Initiative

Glatfelter is committed to operating as a responsible steward of the environment and creating a more sustainable world for future generations.  As stated in our Environmental Policy, our concern for the environment guides everything we do in our business.  The Environmental Policy further reflects our commitment to comply with applicable environmental laws and regulations, practice pollution prevention, and improve our environmental performance. Instituted in 1997 as part of the ISO 14001 certification process, our Environmental Policy is the foundation for our Environmental Management Systems and reflects one of our Core Values – Environmental Responsibility.

Glatfelter delivers engineered products that perform well, use natural materials responsibly, and contribute to waste reduction in both the manufacturing process and following their end use. Our environmental pillar is focused in two areas that impact our business and where we can make a difference for our stakeholders: (1) Environmental Management; and (2) Innovation and Environmentally Responsible Products.

Environmental Management

Glatfelter’s environmental management is focused on maintaining compliance with all environmental laws and regulations in the regions where we operate, as well as developing programs and continuous improvement initiatives that address areas such as natural resource management, energy-efficient processes, waste reduction and continuous improvement.

Natural resource management: Natural materials are the most significant feedstock in our manufacturing processes.  Glatfelter has achieved Forest Stewardship Council certification at all our manufacturing facilities – maintaining a strong chain of custody to ensure that 100% of the wood fibers we use come from well-managed, sustainable forests. In addition, as the world’s top purchaser of abaca fiber, Glatfelter monitors its farmers and traders to ensure they follow local compliance requirements and Glatfelter’s Supplier Code of Conduct. We also partner with the Rainforest Alliance™ and Sustainable Agricultural Network to ensure abaca farms meet both groups’ standards for environmental, social, and economic sustainability.

Water is a significant natural resource input for our Composite Fibers business in Europe. Water is used within the manufacturing process, for equipment cleaning and in a few cases, for cooling purposes. Apart from the cooling water, all water used in our manufacturing process is recycled at least once. For water that can no longer be used in the

2021 PROXY STATEMENT  › 29

SUSTAINABILITY

manufacturing process, each manufacturing facility has a dedicated wastewater treatment plant to remove solids and biodegradable materials to ensure that the final effluent discharged back into the water system meets or exceeds permit requirements. We also seek to identify manufacturing efficiency measures that reduce the amount of water required. We regularly discuss water-related risks with public officials and local authorities. Our Airlaid Materials products are manufactured with a dry forming process where water is not a significant natural resource. Overall, our operations used 70.5 m3 of water per tonne of production in 2020.

Energy usage: One of the byproducts of transforming our business into a leading global supplier of engineered materials is that we have become a less-energy-intensive, lower-emissions company. Nonetheless, energy still accounts for up to 10% of our cost of goods sold, and we seek to drive efficiencies through equipment upgrades and process improvements, where feasible. Five of our European sites comply with formal energy management systems (ISO 50001) to drive energy efficiency. Our U.K. sites have improvement targets to reduce energy usage per ton as part of formal industry agreements with the government to achieve long-term energy efficiency improvements. At several of our Composite Fibers facilities, we produce a significant amount of electricity through cogeneration, which produces useful heat that can be used in the manufacturing process. A total of 64,553 megawatt hours of electricity was produced by cogeneration. In 2020, our operations consumed 1.52 megawatt hours of electricity per tonne of production. Approximately 85.8% of our consumed electricity came from the grid in 2020. We continue to look for opportunities to drive efficiencies and reduce our use of nonrenewable energy.

Greenhouse gas emissions: We are working to lower our greenhouse gas emissions by reducing our carbon dioxide emissions and increasing our energy efficiency across our operations. In addition to using the cogeneration process and complying with ISO 50001, other efforts include participating in climate change agreements to drive improvements in efficiency and investing in more efficient equipment and processes, such as variable speed drives on motors, improved heat recovery, installation of LED lighting, and better control processes. Our greenhouse gas emissions in 2020 were 0.611 tonnes per metric tonne of production, which represents approximately a 0.8% decrease over the previous year.

Waste: Consistent with our application of Lean Manufacturing and Six Sigma principles, we view waste as an opportunity to improve efficiency and cost effectiveness, while reducing our environmental impact. We have had waste reduction and recycling success in both our Composite Fibers and Airlaid Materials segments. For example, a significant volume of off-spec material in Composite Fibers is used for lower-grade applications. In Airlaid Materials, we strive for zero waste to landfill by recycling materials and finding buyers who value our byproducts’ high-absorbency performance. We also have general business waste recycling efforts in place at our corporate headquarters and several of our major locations.

Innovation and Environmentally Responsible Products

We believe our commitment to innovation and environmentally responsible products gives us a competitive advantage in an environment of elevated sustainability awareness. We collaborate and work directly with our customers to help them achieve their sustainability goals and demonstrate their environmental commitments to their customers.

To capitalize on these opportunities, we are focused in two primary areas: (1) Helping our customers and markets appreciate the full sustainability benefits of our existing products, which are mostly plant-based; and (2) Developing new products with enhanced sustainability profiles, such as replacing oil-based plastic ingredients with plant-based materials that provide improved biodegradability and compostability.

Environmentally responsible products: Natural materials are the most significant raw material input in our products. In fact, 60% to 80% of our product content is natural cellulose fiber. The remaining materials in our products consist of a combination of binders, coatings, and adhesives – some of which are derived from petroleum products and/or are plastic-based. Environmental considerations are an ongoing part of product line discussions internally and with customers and suppliers.

Innovation: Sustainability considerations have consistently been part of every new product development program at Glatfelter. Our research and development (R&D) scientists and product developers are actively and systematically evaluating ideas for products and applications that have a smaller environmental footprint. This includes ways to further reduce the use of plastics in our finished goods, including increasing bio-based content in wipes, table-top and feminine hygiene products, and studying alternative materials for food and beverage filter media applications. Given that many of our products already have a relatively high percentage of natural content, we believe we have an advantage in developing next-generation solutions that are environmentally sustainable to further differentiate Glatfelter in the marketplace.

Glatfelter produces personal protective equipment (PPE) materials such as the inner and outer layers of face masks to protect the critical filtration layer.  When the COVID-19 pandemic hit, customer demand for these products increased and we responded by increasing production and adding capacity at several of our facilities.

2021 PROXY STATEMENT  › 30

SUSTAINABILITY

Social Initiative

Social Responsibility is a Glatfelter Core Value, and we have a consistent record of following through on our commitments and supporting communities where we work and live. We have three priority areas in the “S” pillar: (1) Occupational Health and Safety; (2) Product Safety and Quality; and (3) Community and Employee Engagement.

Occupational Health and Safety

We view health and safety as everyone’s responsibility and involve all employees at every level of the organization in our programs.

Safety first: Glatfelter facilities are striving to be “injury free every day” through implementation of our Global Health & Safety Policy, a focus on regulatory compliance, site-specific safety plans and safety resources/training, and an ongoing risk assessment and safety auditing program. Six of our ten manufacturing facilities and one of our specialty fiber facilities are third-party certified under the Occupational Health and Safety management standard OHSAS 18001.

Safety performance: We track multiple critical safety metrics, including total case incident rate (TCIR) to encourage and ensure continuous improvement and mitigation of potential safety risks. In recent years, Glatfelter’s TCIR has consistently ranked in the top quartile of safety performance in our industry.  Glatfelter’s TCIR for 2020 was 0.68, which is 9% lower than 2019 and a 22% improvement over 2018. TCIR represents the average number of work-related injuries incurred by 100 full-time employees working 200,000 hours per year (40 hours/week for 50 weeks). With every injury-free day that passes, employees return home safely to their families and we get closer to achieving world-class safety performance.

Product Safety and Quality

People around the world rely on Glatfelter’s solutions for their most important daily needs – from their morning cup of coffee or tea to the cleaning wipes used to keep their families healthy.  We take pride in our role in Enhancing Everyday Life™.

Compliance: Ensuring a consistent, high level of product safety and quality is critical given our leading positions in several food-grade and personal hygiene categories. Our regulatory obligations with various products include complying with requirements and guidelines from the U.S. Food and Drug Administration, U.S. Federal Trade Commission, European Union, and ISO 9001 quality standards. We conduct extensive product testing during both the development and commercialization stages, and have an ongoing program to make sure that, first and foremost, our products continue to meet or exceed product safety requirements and quality specifications. In the past two years, the Company had no product recalls due to product safety or quality concerns.

Supply chain: We partner with stable, trusted, high-quality suppliers and contractors who uphold our standards of safety and quality as outlined in Glatfelter’s Supplier Code of Conduct, and we encourage them to expect the same of their suppliers and contractors. Our questionnaire for qualifying suppliers looks at a wide variety of factors, including their safety, compliance, and quality.

Community and Employee Engagement

Glatfelter owes its success in large part to the dedication of its employees and support from the communities where we operate.  We aim to provide current and potential employees around the globe with meaningful work, close to home.

Community: Glatfelter has a long history of positively impacting our local communities and groups through philanthropy, volunteer work, and other charitable initiatives. We believe our efforts help to improve the quality of life for the communities in which we live and work, and we value the relationships we have built with government entities, community leaders, business partners, and nonprofit and volunteer organizations. We focus our support for nonprofit giving in four key areas:  Education, Civic, Environment, and Arts and Culture. Our leadership team encourages each business location to identify and support local initiatives in these four areas. As we moved our corporate headquarters in 2020 from York, Pennsylvania, to Charlotte, North Carolina, we remain committed to evaluating all aspects of our community engagement program to ensure we are having a meaningful, sustained impact in the Charlotte metropolitan community, as well as other communities and regions where we operate.

Employees: Glatfelter people are an essential component of our success and ability to drive growth and innovation. Even as our organization has undertaken substantial change in recent years, our culture and our Core Values have remained strong. We are always working to implement and integrate enterprise-level systems for talent attraction, career development, and training. We are a global company that embraces different cultures and backgrounds. Our people, including our management team, are diverse. We rely on in-country hiring for both salaried and production positions to ensure we are aligned with local laws and culture. Creating a best-in-class, globally consistent process for these

2021 PROXY STATEMENT  › 31

SUSTAINABILITY

employee experiences has become even more important as part of our strategic transformation and the move of our corporate headquarters to Charlotte, North Carolina.

Training and professional growth are central to developing our workforce and driving our long-term success. Global training at Glatfelter encompasses a variety of programs, from apprenticeships and machine-specific skill development, grant-funded partnerships, Lean Six Sigma principles training, and leadership development.  Glatfelter’s Performance Management program is one of the core tools we use to provide direction, coaching, performance feedback and encouragement to motivate employees and improve overall individual and Company performance. This is done by linking employee goals, feedback, and rewards to key business objectives.

Glatfelter supports its team by providing fair wages, competitive salaries, comprehensive benefits, diverse wellness programs and other benefits to help enhance the lives of our employees. We regularly review our employee offerings to ensure we are positioned to attract, support, and retain world-class talent. The global nature of our business helps drive the inclusive corporate environment, as we regularly collaborate with colleagues who have different backgrounds, ethnicities, and world views.

Governance and Ethics Initiative

The pursuit of our vision to be the leading global supplier of engineered materials is supported by strong corporate governance standards, the Glatfelter Code of Business Conduct, and a variety of policies and principles, including a new specific policy demonstrating our commitment to human rights. Our “G” priorities are: (1) Corporate Governance; and (2) Ethics and Integrity.

Corporate Governance Our commitment to sustainability and responsible corporate practice begins with our Board. As discussed elsewhere in this proxy statement, our directors have a diversity of experience that spans a broad range of industries in the public, private, and not-for-profit sectors. The slate of director nominees has 25% gender diversity and 12.5% racial diversity. Five of our eight director nominees have environmental/sustainability skills and experience, and all Board members have skills and experience in corporate governance, compliance, and risk management. In 2020, the Board determined that the NCG Committee should have ultimate oversight of ESG for the Company, although each Board Committee has identified ESG responsibilities incorporated into their respective committee charters. The Board also received several reports from Management in 2020 on ESG-related matters.

Ethics and Integrity Glatfelter’s expectation is that our personal and business ethics shall be above reproach. We believe our accomplishments, as well as our prospects, are based not just on what we have done, but how we have done it. The decisions we make and why we make them are key to our continued success as a high-integrity company. The Glatfelter Code of Business Conduct aligns with our Core Values of Integrity, Financial Discipline, Mutual Respect, Customer Focus, Environmental Responsibility, and Social Responsibility and defines appropriate conduct and behaviors for our organization and conducting business. Every quarter, we provide compliance and ethics training for salaried employees. We expect, and regularly achieve, 100% participation in the training by the completion deadline, and following the training, we require our employees to pass a test with a score of 80% or better. In 2020, in response to events that highlighted the injustices and inequalities present in our society, we committed to enhancing our compliance training by adding content that focuses on respecting diversity and recognizing unconscious bias in the workplace.

As we rely more and more upon electronic systems to conduct our business, cyber-security and protection of the Company's information has grown in importance. To address the human element of data protection, our employees complete information security and compliance training annually.  Additionally, employees are subject to intermittent phishing tests throughout the year that can result in supplemental training for those who do not take the appropriate actions.

Glatfelter has controls in place for our employees and outside partners to report and address critical concerns.  Our Integrity Helpline provides a free, anonymous, and confidential way to make a report and is available 24 hours a day, seven days a week in multiple languages to support our global population.  Concerns may also be shared directly with our Legal Department or the Board’s Audit Committee Chair.

In 2020, we officially adopted and published our Human Rights Policy on our website and Company intranet, which expanded on the human rights language that has been part of the Glatfelter Code of Business Conduct and other employment policies for years.  This policy is a recognition of our commitment to continually ensure our business and supply chain adhere to high ethical standards to protect human rights. Our Human Rights Policy covers a range of topics including safety and health, prohibition of child labor, diversity/equal opportunity, and the right to water.

2021 PROXY STATEMENT  › 32

Human Capital Management

 Our business is guided by our Board and a diverse management team comprised of leaders with extensive business and industry experience. Additional information on our leadership team is set forth within our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 (the “2020 Form 10-K”) under the caption “Executive Officers.” As of December 31, 2020, we employed 2,415 people worldwide, the substantial majority of whom are skilled personnel responsible for the production and commercialization of our composite fibers and airlaid materials products. Our facilities are a continuous flow manufacturing operation with approximately 79% of our employees represented by local works councils or trade unions in the European Union, the United Kingdom, Canada, and the Philippines.

The daily work of Glatfelter employees is rooted in the Company’s longstanding Code of Business Conduct and Core Values of Integrity, Financial Discipline, Mutual Respect, Customer Focus, Environmental Responsibility, and Social Responsibility. Now, more than ever, we see how important it is to be a good neighbor, employer, and corporate citizen, as we aim to provide current and potential employees around the globe with meaningful work, close to home.

Employee Health and Safety

We have a well-established safety management system and ongoing employee wellness programs. The health and safety of our employees and their families have remained a top priority, and we have been diligently taking the necessary measures to protect them. This includes expanded safety, hygiene, and communication protocols throughout our facilities in response to the COVID-19 pandemic. As a result, all our facilities have remained open so that we can be part of the essential workforce supporting global response efforts to the pandemic.

We view health and safety as everyone’s responsibility and involve all employees at every level of the organization in our programs. Glatfelter facilities are striving to be “injury free every day” through the implementation of our Global Health & Safety Protocol, regulatory compliance, site-specific safety plans, safety resources and training, ongoing risk assessment, and a safety auditing program. We track multiple safety metrics, including total case incident rate (TCIR), to encourage and ensure continuous improvement and mitigation of potential safety risks. In recent years, our TCIR has consistently ranked in the top quartile of safety performance in our industry.

Talent Attraction, Retention and Development

Our employees make essential contributions to our success and ability to drive growth and innovation. Even as the organization has undertaken substantial change in recent years, our vision and Core Values remain the center of our steadfast compliant culture. We are always working to enhance our human resources programs by implementing and integrating enterprise-level processes for talent attraction, career development, and training. Creating a best-in-class, globally consistent process for these employee experiences has become even more important as part of our strategic transformation and the move of our corporate headquarters to Charlotte, North Carolina.

Glatfelter’s Performance Management program is one of the core tools that provides us with the ability to excel. Through this program, we provide direction, coaching, performance feedback, and encouragement to motivate employees and improve overall individual and Company performance. This is done by linking employee goals, feedback, and rewards to key business objectives. This approach ensures we remain focused on generating value for our customers and shareholders.

Glatfelter supports its team by providing fair wages, competitive salaries, comprehensive benefits, diverse wellness programs, and other benefits to help enhance the lives of our employees. We regularly review our employee offerings to ensure we are positioned to attract, support, and retain world-class talent.

Employee Training

Training and professional growth are central to developing our workforce and driving long-term success for our organization. Global training encompasses a variety of programs, from apprenticeships and machine-specific skill development, grant-funded partnerships, Lean Six Sigma principles training, leadership development, and compliance training. To ensure we continue to have the necessary resources with the skills needed to support the production of increasingly sophisticated engineered materials, we invest in the development of skills required to operate our machinery, including operational apprenticeship programs in many of our global locations.

2021 PROXY STATEMENT  › 33

HUMAN CAPITAL MANAGEMENT

Diversity and Inclusion

We are a global company that encourages and embraces different cultures and backgrounds. Our employees, including our management team, are diverse. Our facilities hire locally for leadership positions, as well as salaried and production positions at all levels. We strive to create an inclusive culture and provide opportunities for people of all backgrounds to share their unique viewpoints and contribute to our success. The global nature of our business helps drive our inclusive corporate environment, as we regularly collaborate with colleagues who have different backgrounds, ethnicities, and world views.

We are committed to ensuring our Company is diverse and an inclusive place to work, while also strengthening the communities in which we live. To reflect this commitment, in June 2020, we announced the following actions:

•	Develop plans to advance our diversity aspirations that further enrich the Glatfelter culture and build a workforce that more closely resembles the global markets we serve;
•	Enhance our current compliance training by adding content that brings a focus to diversity and unconscious biases existing in the workplace; and
•	Allocate 25% of our annual charitable giving budget to support community partners whose missions address social inequities and racial injustice.

Supporting Our Communities

Through philanthropy and volunteerism, Glatfelter positively impacts many communities and groups across our footprint. We believe that supporting our communities not only involves financial contributions, but also extends to partnering with community organizations, giving time and talent to those who need our help and supporting causes important to Glatfelter people. We focus our support for nonprofit organizations in four key areas:

1.	Education: We encourage the development of knowledge for individuals and application of knowledge for the betterment of society.
2.	Civic: We engage in challenges and opportunities that impact the local community, and, where possible, we find opportunities to lead by example.
3.	Environment: We support programs that protect and conserve the natural environment, including critical habitats and waterways.
4.	Arts and Culture: We recognize the importance of experiences with culture and the arts and help enhance the participation and exposure for local programs.

The Glatfelter leadership team encourages each site to identify and support local initiatives in these four key areas. Employees are encouraged to participate in Glatfelter’s Charitable Giving program and request support for local nonprofit organizations that are important to them and reflect the Company’s Core Values and community priorities.

In 2020, Glatfelter recorded donations of approximately $145,000 to 24 organizations in communities where we operate and whose mission is aligned to the four key areas. An additional $40,000 was donated to three non-profits with social justice missions.

In the Philippines, we facilitate an abaca sustainability initiative aimed at improving people’s lives. Since its inception, the program has offered agricultural education, training, and certification coordination for hundreds of local farmers, and it has established and supported a women’s handicraft group. Glatfelter’s Philippines team has also donated water, food, and personal hygiene supplies to the Marawi Relief Operation and Relief Center.

As we moved our corporate headquarters to Charlotte in 2020, we are committed to evaluating all aspects of our community engagement program. This includes ensuring we can have a meaningful, sustained impact in the Charlotte metropolitan community, as well as enhancing the level of engagement at all Glatfelter locations.

2021 PROXY STATEMENT  › 34

Executive Compensation

Compensation Discussion and Analysis

INTRODUCTION

This Compensation Discussion and Analysis (“CD&A”) describes the Company’s executive compensation philosophy and programs, the 2020 compensation decisions made by the Compensation Committee and the factors influencing its decisions.

The CD&A focuses on the compensation of the following 2020 named executive officers (“NEOs”):

•	Dante C. Parrini, Chairman of the Board and Chief Executive Officer (“CEO”)
•	Samuel L. Hillard, Senior Vice President (“SVP”), and Chief Financial Officer (“CFO”)
•	Christopher W. Astley, Senior Vice President (“SVP”), and Chief Commercial Officer
•	Wolfgang Laures, Senior Vice President (“SVP”), Integrated Global Supply Chain and Information Technology
•	Eileen L. Beck, Vice President (“VP”), Global Human Resources and Administration

SAY-ON-PAY VOTE

An advisory shareholder vote on the Company’s executive compensation practices (“Say-on-Pay”) was held at the 2020 Annual Meeting of Shareholders, with over 94% of the shares voting in favor of the Company’s NEO compensation. The Compensation Committee built upon the actions taken in 2018 and 2019 by continuing to evaluate the Company’s executive compensation programs to ensure alignment with the Company’s long-term strategy and shareholder expectations.

EXECUTIVE SUMMARY

2020 Year in Review

2020 was a very productive year for the Company as discussed in the Business Highlights section on page 5. The Company performed very well due in large part to the dedication of our employees, suppliers, and customers, during a difficult and demanding year caused by the impacts of the COVID-19 pandemic. Our functional operating model proved beneficial in managing our global workforce through the pandemic by enabling the Company to quickly identify and mobilize best practices for protecting the health of our employees and their families. We successfully maintained all mill operations and produced an uninterrupted supply of high-quality products as part of the essential workforce supporting global response efforts to the pandemic. These efforts, along with an unwavering focus on delivering strong financial performance, expanding new product innovation, and achieving world-class safety through effective operational excellence, contributed to the Company's performance in 2020.

The Board and Compensation Committee, in conjunction with management, leveraged the Company’s ongoing business transformation and events from 2020 to further align the organizational structure and Human Resources programs with market-competitive offerings aimed at ensuring the programs remain relevant and cost-competitive.

The actions taken resulted in several meaningful outcomes.

2021 PROXY STATEMENT  › 35

EXECUTIVE COMPENSATION

•

Completed additional streamlining of the senior executive team under the functional operating model by combining Information Technology with the Global Supply Chain function, to further leverage technology, integrate core global business processes, and reduce annualized costs by approximately $0.75 million.

•

Expanded the talent assessment program to include newly acquired and long-tenured leaders and managers to ensure we have the skills and capabilities necessary to achieve the Company’s growth aspirations.

•

Relocated the Company’s corporate headquarters from York, Pennsylvania to Charlotte, North Carolina in 2020, and operationalized the office in preparation for returning employees from their home office environments when appropriate.  Several key employee relocations were initiated and completed throughout the year with additional select relocations planned for 2021. Also, we successfully completed recruitment for certain professional-level roles by tapping into the diverse and expansive talent pool from the greater Charlotte metropolitan area.

•	Preserved several key design features in the incentive structures that are important for ensuring management’s interests remain aligned to the shareholders based on their continued feedback:

-

Anchored the 2020 financial performance targets for the short- and long-term incentive programs to the Company’s annual budget and long-term strategic plan, respectively, which require year-over-year improvement in performance to achieve meaningful payouts. All financial performance targets were established at the start of the year and maintained with no adjustments to lower the performance targets given the impacts from the global pandemic.

-

Utilized a cumulative three-year relative Total Shareholder Return (“TSR”) modifier for earning performance shares under the Long-Term Incentive (“LTI”) plan to emphasize the long-term nature of the program and reward for outperformance versus peers.

-

Proactively assessed the Company’s compensation peer group to size-appropriate peer choices which share common industry and financial characteristics and compete for executive and employee talent. The review was conducted in 2020 and resulted in a new peer group that will be used to drive 2021 compensation decisions.

•

After terminating the U.S. qualified pension plan (“Retirement Plan”) and freezing the U.S. non-qualified Supplemental Executive Retirement Plan (“SERP”) in 2019, we implemented a replacement retirement program with an enhanced 401(k) benefit and a non-qualified deferred compensation plan with benefit levels that are aligned to current market practices. These combined actions effectively enabled the assets from our overfunded Retirement Plan to be used for Company contributions to the 401(k) plan for up to seven years.   In Switzerland, a defined contribution plan was implemented for all Swiss employees that provides the mandatory minimum contribution rates.

2021 PROXY STATEMENT › 36

EXECUTIVE COMPENSATION

2020 Compensation Overview

The elements of our executive compensation programs for 2020 included base salary, short- and long-term incentives, and other benefits, as summarized in the following table:

Primary Elements of Compensation
Element	Form	Relation to Performance
Base Salary	Fixed Cash	Reflects each executive’s performance, responsibilities, skills, and value to the Company
Short-Term Incentive (“STI”)	Annual Cash Bonus (Management Incentive Plan)	Variable pay motivates and rewards executives for achieving annual financial results
Long-Term Incentives (“LTI”)	Performance Share Awards (“PSAs”)

Variable pay motivates and rewards executives for achieving cumulative business and financial results derived from the Company’s strategic plan; directly aligns Management’s interests with shareholders’ interests

	Restricted Stock Units (“RSUs”)	Promotes retention of key executives that is aligned with Company stock price and supports execution of the Company’s strategic plan
Other Benefits	401(k) plan, non-qualified deferred compensation plan, health and welfare benefits, severance arrangements and minimal perquisites	Market-competitive offerings to attract and retain high-caliber executive talent

2020 CEO Compensation Highlights

Each year, the Board conducts an annual performance evaluation of the CEO’s performance for the prior business cycle. Mr. Parrini’s base salary was increased for 2020 consistent with benchmarking and based on his ongoing leadership in transforming the business and successfully delivering the Company’s performance. Mr. Parrini’s short-term incentive plan payout for 2020 was earned at 128% of target based on the Company’s attainment of the combined Operating Net Income (“ONI”) and Free Cash Flow performance goals described on page 44.

Mr. Parrini received a modest salary adjustment but no change in target annual short-term incentive or long term incentive opportunity. The FY 2020 long-term incentive award opportunity is comprised of 60% performance PSAs and 40% time-based RSUs.  The PSAs will vest based on performance goals tied to Return on Capital Employed (“ROCE”), Earnings Before Interest Depreciation and Amortization (“EBITDA”), and a cumulative three-year relative TSR modifier.  The RSUs cliff vest at the end of a three-year period.

As part of the corporate headquarters relocation to Charlotte, North Carolina, Mr. Parrini initiated the early stages of his relocation benefits, which will continue into 2021 given the ongoing impacts from the COVID-19 pandemic.

2020 NEO Compensation Overview and Highlights

In 2020, we continued to align senior leadership to focus on driving growth and sustainable profitability while simultaneously integrating the Company’s global supply chain to further enhance operational excellence. As a result, the Chief Information Officer role was eliminated, and Information Technology was combined with Supply Chain. Wolfgang Laures was promoted to the role of SVP, Integrated Global Supply Chain and Information Technology.

The NEOs received the following compensation and benefits, with short- and long-term incentives linked to Company performance:

•

Base salaries: Salary increases were awarded effective February 1, 2020, consistent with benchmarking and in acknowledgement of the executive’s role in driving the Company’s business transformation. Mr. Laures received a salary increase in July 2020 in connection with his promotion and expanded responsibilities.

•

Short-term incentive awards payable under the Management Incentive Plan (“MIP”): The NEOs’ annual incentives under the MIP were contingent on the achievement of ONI and Free Cash Flow to encourage the executives to focus on earnings and cash flow generation at the corporate level.

-	Individual STI target bonus opportunities were unchanged for 2020.
2021 PROXY STATEMENT › 37

EXECUTIVE COMPENSATION

-

The combined result for corporate Operating Net Income and Free Cash Flow yielded a payout of 128% based on the Company’s over-attainment of the performance targets established by the Compensation Committee at the start of 2020.

•

Long-term incentives (“LTI”): The Company provided all NEOs with market-competitive equity awards tied to long-term performance measures derived from the Company’s strategic plan. A key design feature of the award includes a three-year relative cumulative TSR modifier that applies at the end of the performance period. The long-term incentive program (“LTIP”) is primarily performance-based.  Under the annual LTIP grants, 60% of a NEO’s equity value (at target) is awarded in PSAs tied directly to the achievement of ROCE and EBITDA goals.  The remaining value (40%) is awarded in time-vested RSUs.

-

PSAs have a three-year vesting period and provide an opportunity to receive shares of Company common stock contingent upon the achievement of two-year performance goals tied to ROCE and cumulative EBITDA and excluding unusual items.  A three-year relative cumulative TSR modifier relative to the S&P Small Cap 600 Index is applied at the end of the performance period.

-	RSUs cliff vest at the end of a three-year vesting period based on continued service and are designed to promote retention and provide motivation to increase share value.
-

For the PSAs granted in 2018, a payout of 31.0% of target was achieved based on performance comprised of a two-year average ROCE and cumulative EBITDA for the period ended December 31, 2019.  A three-year relative TSR modifier applies to the PSAs granted in 2018 based on relative TSR performance through December 31, 2020, and the PSAs required service through December 31, 2020 for vesting. No modification to the earned performance shares was warranted based on the three-year relative TSR outcome. The final payout percentage for the PSAs granted in 2018 was 31.0% of target.

•	Retirement Programs:
-

In conjunction with the termination of the U.S. qualified Retirement Plan in 2019, the Company  enhanced retirement benefits for all eligible U.S. participants in the  qualified 401(k) plan, which includes a discretionary Company contribution on eligible earnings (base salary and earned annual short-term incentive). The Company contribution for 2020 was 11% of earnings, capped at the required Internal Revenue Code limits; and administered consistent with Internal Revenue Code requirements for allocating excess pension assets received by the 401(k) plan upon termination of the Company’s Retirement Plan.

-

Effective January 1, 2020, the Company implemented a non-qualified deferred compensation plan (the “NQDCP”) that aligns with contemporary market practice, to replace the SERP that was frozen effective December 31, 2019. Accrued benefits from the frozen SERP were converted to opening balances under the new NQDCP as of January 1, 2020, which will be credited with a market rate of interest (Moody’s Aa bond yield) until distribution. The opening balance, with interest, will be paid after separation from service in the same form that the SERP benefit would have been paid. This plan coordinates with the Company’s 401(k) plan and participants will receive a Company contribution of up to 7% on earnings in excess of the annual Internal Revenue Code earnings limit.

-

In Switzerland, a defined contribution plan was implemented for all Swiss employees, which provides the mandatory minimum contribution rates based on age, paid 50% by the employer and 50% by the employee.

•

Relocation Benefits: In 2020, the Company operationalized the renovation of the corporate headquarters office in Charlotte, North Carolina and commenced the relocation of several senior executives. Mr. Hillard completed his relocation to Charlotte toward the end of 2020. Messrs. Parrini and Astley initiated the early stages of their individual relocations, which will continue into 2021 due to certain disruptions in the real estate market caused by COVID-19.  Prior to commencing employee relocations to Charlotte, the Compensation Committee reviewed the Company's relocation program to ensure it was aligned to market.

Additional details regarding the compensation programs are included in the Compensation Programs and Elements of Compensation and followed by the Target Pay Mix sections of the CD&A.

2021 Incentive Plan Design Changes

For the upcoming 2021 compensation planning cycle, the Compensation Committee determined to change several key design elements of the short- and long-term incentive programs to ensure the programs remain aligned to the interests of

2021 PROXY STATEMENT › 38

EXECUTIVE COMPENSATION

stakeholders and tied to the Company’s annual operating budget for the short-term incentive plan, and the three-year strategic plan for the long-term incentive plan. The Compensation Committee’s decisions were guided by input from its compensation consultant and included a review of market practices. The changes in the design of the programs are tailored to the achievement of financial and operational goals and total shareholder returns. Changes to the programs are highlighted below.

2020 STI ("MIP") Design
80% ONI
+
20% Free Cash Flow
2021 STI ("MIP") Design
80% Adjusted EBITDA
+
20% Free Cash Flow
2020 LTI Design
40% Time-Based RSUs
(3-year vesting)
+
60% Performance RSUs
(2-yr performance period + 1-yr hold subject to a relative TSR Modifier)
60% ROCE
40% EBITDA
2021 LTI Design
40% Time-Based RSUs
(3-year vesting)
+
60% Performance RSUs
(3-year vesting)
70% ROCE
(2-yr performance period + 1-yr hold)
30% Relative TSR
(3-yr performance relative to S&P Small Cap 600 Index)

2021 PROXY STATEMENT › 39

EXECUTIVE COMPENSATION

COMPENSATION PROGRAMS

Compensation Program Objectives

The objectives of the Company’s executive compensation programs are to attract, retain, motivate, and reward those executives crucial to the success of the Company and to create long-term shareholder value.

Our programs are organized around three principles:

Pay for Performance	Pay at Risk	Shareholder Alignment
Rewarding achievement of financial outcomes that increase shareholder value	Providing a mix of compensation with strong emphasis on short- and long-term incentives tied to the Company’s financial performance	Requiring executives to own a meaningful personal stake in the Company

Overview

The Compensation Committee believes compensation should reflect the Company’s financial performance and be competitive based on a person’s responsibilities, individual performance, and ability to exemplify the Company’s Core Values of Integrity, Financial Discipline, Mutual Respect, Customer Focus, Environmental Responsibility, and Social Responsibility.  The Compensation Committee recommends approval of the Company’s compensation philosophy to the Board and oversees the compensation programs for the NEOs and other executive officers of the Company.  All compensation decisions impacting the Chief Executive Officer are approved by the Compensation Committee and require the ratification and approval of the independent members of the Board.

Total compensation for the NEOs and other Company executive officers consists of base salary, short-term and long-term incentives, retirement and other benefits, and minimal perquisites.  The Company’s executive compensation programs generally target total compensation at the size-adjusted 50th percentile of the peer group.  A significant portion of each NEO’s compensation is tied to the Company’s financial performance.  The opportunity to earn incentive compensation, and the level of pay at risk, generally increases commensurate with the NEO’s level of responsibility.

The Compensation Committee reviews the incentive plans annually, as discussed in the Risk Oversight section of this proxy statement, to determine whether they present undue risk to the Company.

2021 PROXY STATEMENT  › 40

EXECUTIVE COMPENSATION

Determination of Compensation Levels

The Compensation Committee seeks input from certain NEOs, external advisors and other Company executives when determining compensation decisions.  Specifically:

The Compensation Committee retains an independent compensation consultant (“Consultant”) that regularly meets with the Compensation Committee in executive session to provide advice, information and analysis on executive compensation and benefits.

The Compensation Committee confers with the Consultant, the CEO, the CFO, and the Vice President of Global Human Resources and Administration to design compensation programs and obtain background on the Company’s key financial objectives, metrics, and performance, and design of the Company’s short- and long-term incentive compensation programs.

Compensation decisions pertaining to the CEO are ratified by the independent members of the Board, based on recommendations by the Compensation Committee and guidance from the Consultant.
Compensation decisions pertaining to the NEOs, other than the CEO, are made by the Compensation Committee with consideration of recommendations from the CEO and guidance from the Consultant.
The Company’s legal counsel and Human Resources staff provide legal, governance, and technical input to the Compensation Committee with oversight by the Consultant.

The Compensation Committee may invite NEOs or other executive officers to attend portions of its meetings; however, the Compensation Committee meets in executive session alone and with and without the Consultant to reach final decisions regarding NEO compensation.

To assist with reviewing NEO compensation, the Compensation Committee considers market benchmark data, pay history, tally sheets, vested and unvested equity holdings, and required share ownership.  The Compensation Committee uses this information, in addition to market compensation data, individual and Company performance, and the Company’s succession planning when making compensation decisions for each NEO.

Consistent with the prior year, the Compensation Committee continued to retain the services of Meridian as the Consultant during 2020.

The role of the Consultant is to assist with:

•	providing competitive compensation market data
•	assessing the competitiveness of the executive compensation programs
•	making recommendations regarding program design based on prevailing market practices and business conditions
•	advising the Compensation Committee on:
-	the level of each NEO’s compensation
-	composition of the compensation peer group
-	incentive plan performance metrics and design
-	external trends and regulatory developments
-	revisions or additions to the Company’s executive compensation policies
-	Say-on-Pay guidance and input

Compensation Peer Group and Benchmarking Process

To determine market levels, the Company targets the size-adjusted 50th percentile of the Company’s peer group companies (“Compensation Peer Group”), and the Compensation Committee reviews target total compensation for similarly situated executives from the Compensation Peer Group where data is available, as well as from multiple nationally-recognized compensation survey sources including:

•	William H. Mercer’s Executive Compensation Database

2021 PROXY STATEMENT  › 41

EXECUTIVE COMPENSATION

•	Willis Towers Watson’s Executive Compensation Database

A market analysis is performed annually for the CEO and CFO and biennially for the remaining executives unless market conditions warrant a market study for additional executive roles for the year.  For 2020 compensation decisions, the market review included the total compensation of the CEO and CFO and all other NEOs.

The Compensation Committee annually reviews the Company’s Compensation Peer Group to establish a relevant and appropriate peer group size.

The Compensation Committee believes the historical Compensation Peer Group was appropriate for 2020 given the Company’s ongoing business transformation as it consists of companies within a reasonable revenue range (subject to size-adjusting) in the paper, packaging, and forest products industries.  In selecting peer companies, the Compensation Committee targets consistency in the Company’s Compensation Peer Group to ensure it continues to reflect companies within its industry for which the Company competes for talent.

Recognizing that the median annual revenue of the Company’s Compensation Peer Group is greater than the Company’s annual revenue, the Company targets the size-adjusted revenue at the 50th percentile through regression analysis to determine appropriate market levels in setting competitive pay.  The Compensation Committee believes the methodology of benchmarking pay to regressed peer compensation levels is a widely accepted and appropriate methodology.

The following is a list of companies included in the historical Compensation Peer Group:

Historical Compensation Peer Group
Aptar Group, Inc.	Neenah Inc.
Avery Dennison Corp.	Packaging Corp. of America
Bemis Company Inc.	Potlatch Corp.
Clearwater Paper Corp.	Rayonier, Inc.
Domtar Corp.	Resolute Forest Products, Inc.
Graphic Packaging Holding Co.	Schweitzer-Mauduit International, Inc.
Greif, Inc.	Silgan Holdings, Inc.
KapStone Paper & Packaging Corp.	Sonoco Products Co.

The Compensation Committee proactively reassessed the Company’s peer group in preparation for the 2021 compensation cycle and made changes appropriate to the current market. The new peer group is comprised of size-appropriate peer companies that share common industry and financial characteristics and compete with the Company for executive and employee talent.

The Compensation Committee intends to use the following list of companies to establish 2021 compensation decisions:

Current Compensation Peer Group
Aptar Group, Inc.	Neenah Inc.
Balchem Corporation	PotlatchDeltic Corporation
Clearwater Paper Corp.	Quaker Chemical Corporation
GCP Applied Technologies Inc.	Rayonier Advanced Materials Inc.
H.B. Fuller Company	Rayonier, Inc
Innospec, Inc.	Resolute Forest Products, Inc.
Kaiser Aluminum Corporation	Schweitzer-Mauduit International, Inc.
Lydall, Inc.	Tredegar Corporation
Mercer International Inc.	Verso Corporation
Myers Industries, Inc.
2021 PROXY STATEMENT › 42

EXECUTIVE COMPENSATION

TARGET PAY MIX

Annually, the Compensation Committee reviews the mix of base salary, STI and LTI, which comprises total target direct compensation, for each NEO to ensure an appropriate level of the executives’ recurring target compensation is tied to Company performance.  The Compensation Committee believes this approach is appropriate to provide year-over-year consistency in analyzing the pay mix when compared to the peer group.

The targeted pay mix of compensation varies for each NEO with an average of 58% of target pay considered at-risk for the NEOs (excluding the CEO).  This average does not include one-time equity grants, retirement, or other benefits.  Mr. Parrini has the greatest level of STI and LTI opportunity, with 73% of his total target direct compensation considered at-risk.  The Compensation Committee believes this level is appropriate for Mr. Parrini given his responsibility as CEO to deliver and sustain shareholder value.

Base Salary

The Compensation Committee believes base salary, which contributes to the Company’s compensation objectives of attracting and retaining talented executives, is an important element of compensation.  The base salaries of the NEOs are approved annually by the Compensation Committee and, in the case of the CEO, ratified by the independent members of the Board.  The Compensation Committee considers several factors, without any assigned relative weightings, when determining base salary increases for NEOs:

•	Salary recommendations from the CEO for the NEOs other than himself
•	Company and individual NEO performance
•	The accountability and complexity of the NEO’s role in attaining Company objectives
•	The external competitiveness of the NEO’s compensation
•	Executive succession planning
•	Internal equity and retention considerations

In 2020, salary increases were awarded effective February 1, 2020, and were consistent with benchmarking. The Compensation Committee believes that the 2020 salary increases were appropriate when compared to market, and in light of the NEOs’ roles and the value they provide in driving the overall business transformation.  Mr. Laures also received a salary increase on July 1, 2020 in connection with his promotion and expanded responsibility as SVP, Integrated Global Supply Chain and Information Technology.

NEO Base Salaries (Annualized)
NEO	New Base Salary eff. 2/1/2019	New Base Salary eff. 2/1/2020(1)	% change
Parrini	$998,212	$1,018,176	2.0%
Hillard	$375,000	$401,250	7.0%
Astley	$426,000	$438,780	3.0%
Laures(2)	$408,560	$448,089	9.7%
Beck	$309,000	$315,180	2.0%
(1)	Mr. Laures received a salary increase effective July 1, 2020 for promotion to SVP, Integrated Global Supply Chain and Information Technology.

(2)

Mr. Laures’s salary was paid in CHF’s and converted to USD using an exchange rate of 1.064 $/CHF. Effective February 1, 2020 Mr. Laures’s base was 393,585 CHF and effective July 1, 2020 his base salary increased to 421,136 CHF, respectively.

2021 PROXY STATEMENT › 43

EXECUTIVE COMPENSATION

Short-Term Incentives: The Management Incentive Plan

The Company provides an annual STI bonus opportunity to the NEOs under the Company’s MIP.  The Compensation Committee approves a target bonus for each NEO expressed as a percentage of the NEO’s base salary.  The Compensation Committee establishes target bonuses for the NEOs at the 50th percentile of the Company’ Compensation Peer Group.  There were no changes to NEO target bonuses for 2020.

2020 NEO target bonus opportunities were as follows:

NEO MIP Target Bonus
NEO	2019 Target Bonus (as a percentage of 2019 Base Salary)	2020 Target Bonus (as a percentage of 2020 Base Salary)
Parrini	100%	100%
Hillard	60%	60%
Astley	55%	55%
Laures	55%	55%
Beck	50%	50%

In February each year, the Compensation Committee, in consultation with the Audit Committee Chair, determines the degree to which the pre-established MIP performance metrics have been met.  The Compensation Committee then decides whether to award bonuses to the NEOs, and at what level.  The amount ultimately earned by the NEOs depends on the achievement of performance metrics.  The Compensation Committee may in its discretion adjust downward any bonus of a NEO or other executive based on its judgment of management’s achievement of the financial outcomes.  Any downward adjustment to the CEO’s bonus requires ratification and approval by the independent members of the Board.

For 2020, the Compensation Committee adopted a MIP design generally consistent with the design used in 2019 with a floor of 80% achievement of target performance which pays 50% of the target award and a ceiling of 140% achievement, which pays 200% of the target award. Performance below threshold levels results in a zero payout.  In an effort to reinforce the transition to the functional model, the Compensation Committee aligned all senior executive officers to the same performance metrics in 2020.

The 2020 MIP incorporated the following metrics for our NEOs:

•

Operating Net Income (“ONI”) – (weighted 80%) ONI is defined as net income determined in accordance with accounting principles generally accepted in the United States (“US GAAP”), the cost of strategic initiatives, and certain other items as specified by the Compensation Committee.

•

Free Cash Flow – (weighted 20%) Free Cash Flow is defined as cash flows from operations determined in accordance with US GAAP less capital expenditures, adjusted to exclude spending related to strategic initiatives and certain other items as specified by the Compensation Committee.

These metrics are intended to focus NEOs and other key executive officers on generating earnings and effectively managing cash flow.

In 2020, the performance metrics were weighted as follows for all NEOs:

2021 PROXY STATEMENT  › 44

EXECUTIVE COMPENSATION

The targeted performance levels of ONI and Free Cash Flow were derived from the Company’s 2020 budgeted levels as approved by the Board.  Developing the budget involves a variety of factors and assumptions including the Company’s strategic planning process and an assessment of the future business environment.  The Compensation Committee incorporates a requirement that the Company achieve minimum performance, or the threshold, for each metric separately before any bonus may be earned on the respective portions of the overall award.

The Compensation Committee set rigorous MIP goals for 2020 with targets above the prior year’s actual results to emphasize the importance of year-over-year growth.  In setting performance goals for 2020, the Compensation Committee considered, among other factors, expectations of projected growth in certain markets with a focus on engineered materials and the overall future business environment.

Throughout the year, the Compensation Committee assessed the impact of the COVID-19 pandemic and its impact to the business. All financial performance targets were established at the start of the year and maintained with no adjustments to lower the performance targets given the impacts from the global pandemic.

The following table outlines the approved threshold, target, and maximum payment opportunities and financial goals for the NEOs under the 2020 MIP, as well as the weighted payout results based on the performance metric weights.

NEO MIP Performance Metrics and Payout Levels
	Plan Goals				2020 Results
	Below Threshold (0% Payout)	Threshold (50% Payout)	Target (100% Payout)	Maximum (200% Payout)	Actual	Achievement Factor	Weighted MIP Payout %
Achievement against Financial Goals	< 80%	80%	100%	140%
Performance metric (millions)
Operating Net Income (1)	< $29.4	$29.4	$36.8	$51.5	$39.8	120.5%	128.0%
Free Cash Flow (1)	< $52.3	$52.3	$65.4	$91.6	$80.6	158.1%
(1)	NEO metric weighting: 80% ONI and 20% Free Cash Flow.

The 2020 MIP payouts earned for our NEOs are shown below:

NEO MIP Payments
NEO	2020 Target Bonus (as a percentage of 2020 Base Salary)	Eligible Salary	2020 MIP Target Bonus	2020 MIP Payout Percent	2020 MIP Payout
Parrini	100%	$1,018,176	$1,018,176	128.0%	$1,303,265
Hillard	60%	$401,250	$240,750	128.0%	$308,160
Astley	55%	$438,780	$241,329	128.0%	$308,901
Laures(1)	55%	$209,354	$115,145	128.0%	$147,385
	55%	$224,009	$123,205	128.0%	$157,702
	Total Laures	$433,363	$238,350		$305,087
Beck	50%	$315,180	$157,590	128.0%	$201,715

(1)

Mr. Laures’s payment is pro-rated based on his salary for service as SVP, Global Supply Chain for 6 months and as SVP, Integrated Global Supply Chain and Information Technology for 6 months. His bonus is paid in CHF and converted to USD using a foreign exchange rate of 1.064 $/CHF.

2021 PROXY STATEMENT  › 45

EXECUTIVE COMPENSATION

Long-Term Incentives:

The Compensation Committee believes long-term compensation provides strong incentives for executives to deliver and sustain long-term financial performance to the Company’s shareholders.  Annually, the Compensation Committee determines the target opportunity of LTI compensation to be granted to executives by targeting the size-adjusted 50th percentile of the market, but reserves flexibility to deviate from the target.

The Company’s 2020 LTIP design was unchanged from 2019 and consisted of:

•
•	Performance-based PSAs, which vest over three years relative to a three-year cumulative TSR modifier and a two-year absolute performance period, and
•	Time-based RSUs, which cliff vest after three years based on continued service.

PSAs comprise the majority of the total annual target grant date value of 60% and the remaining 40% as RSUs of the annual LTIP award value.

•

The 2020 annual LTIP design is summarized below:

2020 LTIP
Equity Vehicle (Weight)	Compensation Opportunity	Financial Performance Metrics	Objective
PSAs (60%)

-     Ability to earn shares of Company common stock upon the attainment of pre-established two-year performance goals (January 1, 2020 through December 31, 2021), plus a three-year cumulative TSR modifier.

-     Vesting occurs at the end of the three-year period, assuming continued employment.

-     Threshold performance level: 60% achievement results in a 20% of target payout.

-     Maximum performance level: 140% achievement results in a 200% of target payout.

-     Weighted 60% on average ROCE – two-year average.

-     Weighted 40% on cumulative adjusted EBITDA over two years.

-     100% of the two-year financial achievement subject to a cumulative  three-year relative TSR modifier (S&P Small Cap 600 Index).

- Align executives’ and shareholders’ interests to drive stock price appreciation. - Drive long-term earnings growth and effective utilization of capital.
RSUs (40%)	- Ability to earn shares of Company common stock based on continued employment over a three-year period. - Cliff vest at the end of the three-year period, subject to continued service.	- Value increases as the Company stock price increases.	- Promote retention of key executives to support execution of the Company’s strategic plan.

EBITDA is a commonly used measure of the cash earnings that are generated.  ROCE measures how effectively capital is being employed and the return from capital management decisions.  ROCE, in general terms, is calculated as adjusted earnings divided by a capital base.  These metrics are appropriate due to the focus on efficient use of resources and longer-term profitability across the business.

PSAs have a two-year ROCE/EBITDA performance period and a three-year vesting period, so that a NEO must remain employed for one year after the end of the ROCE/EBITDA performance period to receive the underlying shares.  A three-year relative TSR modifier is measured against the S&P Small Cap 600 Index at the end of the vesting period.  The

2021 PROXY STATEMENT  › 46

EXECUTIVE COMPENSATION

relative TSR modifier will apply a positive or negative 25% modifier if the Company’s TSR is in the first or fourth quartile, respectively. An overall maximum payment of 200% will be applied regardless of any TSR modifier.

The Compensation Committee believes that a two-year ROCE/EBITDA performance period is appropriate for PSAs at this time, in order to give more accurate visibility to goal setting.  In setting two-year performance measurement periods for PSAs granted in 2020, the Compensation Committee considered (1) the need to provide line-of-sight to incent executives to achieve capital productivity and earnings goals over the longer-term and (2) the inability to forecast ROCE/EBITDA performance goals beyond the two-year period due to the nature of our business. The Compensation Committee decided to set two-year ROCE/EBITDA performance goals, with a three-year relative TSR modifier and three years of time-based vesting (assuming achievement of the performance goals), in order to promote sustained performance focus and encourage long-term retention.

Given their relationship to our annual operating plan and business strategy, the pre-established ROCE and EBITDA goals and their specific target levels for the 2020-2021 performance period are confidential and commercially-sensitive information that we do not publicly disclose until after the performance period is completed.  We believe that such information would provide our competitors, customers and other third parties with significant insights regarding our confidential business strategies and could cause us substantial competitive harm.

The RSUs cliff-vest at the end of a three-year period, based on continued service.  The Compensation Committee determined that three-year vesting is appropriate for RSUs because it aligns with the Company’s strategic planning cycle and supports retention.

The PSAs and RSUs granted to the NEOs during 2020 were based on the NEOs’ overall responsibilities and individual performance, and information provided by the Consultant based on a market benchmarks for each position.

The following table provides a summary of the RSU and PSA (at target) awards granted in 2020:

2020 LTI Grants (1)
			PSAs
NEO	Total Shares (2)	Time Based RSU's	Minimum Shares (0% payout below threshold)	Performance Share Target (100% payout)	Maximum Shares (200% payout at Maximum)
Parrini	102,147	40,859	—	61,288	122,576
Hillard	24,405	9,762	—	14,643	29,286
Astley	23,490	9,396	—	14,094	28,188
Laures	15,618	6,247	—	9,371	18,742
Beck	14,338	5,735	—	8,603	17,206
(1)	Additional details regarding the NEOs’ 2020 LTI grants can be found in the Grants of Plan-Based Awards table on page 54.
(2)	Total shares reflect the time-based RSUs and PSAs assuming target performance.

2021 PROXY STATEMENT › 47

EXECUTIVE COMPENSATION

Vesting of Performance Share Grants

The chart below illustrates the overlapping performance cycles for performance share awards. Payouts for the 2019 and 2020 grants may be adjusted based on the three-year relative TSR modifier: +25% for top quartile performance or -25% for fourth quartile performance:

Award Payout 3-year relative TSR Modifier 2020 2-year ROCE and EBITDA Goals 3-year relative TSR Modifier 2019 2-year ROCE and EBITDA Goals3-year relative TSR Modifier 2018 2-year ROCE and EBITDA Goals 2022 2021 2020 2019 2018 Grant Year Performance Period Duration PSA Grant Cycle

PSAs that were granted in 2018 vested on December 31, 2020, following the conclusion of a two-year performance period (ending December 31, 2019), subject to adjustment based on a three-year cumulative relative TSR modifier for the 2018-2020 period and a three-year vesting requirement. The TSR modifier did not result in an adjustment.

The following table illustrates the pre-determined performance goals, as well as the final results and payout level based on actual performance delivered during the performance period:

2018 Performance Goals
	ROCE - Weighted 60% (three year average)	Cumulative Adjusted EBITDA - Weighted 40$ (millions)
Maximum	10.8%	$561.3
Target	7.7%	$400.9
Threshold	4.6%	$240.5
Actual	5.0%	$319.3
Percent Achievement	15.1%	15.9%
Financial Performance	31.0%
3 year relative TSR Modifier result (1)	No Adjustment
Final Payout	31.0%
(1)	Final payout did not result in an adjustment from 3-year relative TSR modifier.

The resulting payouts from the 2018-2020 PSA cycle reflecting performance against the goals are shown below.

NEO Performance Shares Earned from 2018 Grant
NEO	Target Performance Shares	Payout (as a % of Target)	TSR Modifier	Actual Shares Awarded (1)
Parrini	48,433	31.0%	No Adjustment	16,568
Hillard	8,824	31.0%	No Adjustment	3,018
Astley	11,138	31.0%	No Adjustment	3,810
Laures	0	31.0%	No Adjustment	0
Beck	6,798	31.0%	No Adjustment	2,325

(1)	Actual shares earned include dividends accrued during the performance period.

For more information regarding the 2018 PSAs, see pages 33-34 of our proxy statement filed on March 29, 2019.

2021 PROXY STATEMENT › 48

EXECUTIVE COMPENSATION

PERQUISITES

The Company provides limited perquisites.  The Compensation Committee believes perquisites should be a minimal part of executive compensation.  Mr. Parrini’s perquisites include a club membership.  All NEOs are eligible to receive a Company-paid executive physical and executive long-term disability coverage in addition to relocation benefits coincident with the move of the corporate headquarters to Charlotte, North Carolina. More information on the perquisite costs can be found in the Summary Compensation Table.

POST-EMPLOYMENT RETIREMENT COMPENSATION

The Compensation Committee believes offering post-employment compensation allows the Company to attract, retain, and motivate qualified employees and executives in the current competitive marketplace.

During 2020, the Company provided a qualified 401(k) plan for U.S.-based employees and other arrangements for those outside of the U.S.

Effective January 1, 2020, the Company offered the new NQDCP to replace the SERP, which was frozen effective December 31, 2019.  The NQDCP coordinates with the 401(k) plan by providing a Company contribution related to compensation in excess of the 401(k) plan limits, with a maximum non-qualified contribution of 7% of such excess compensation.  Accrued benefits from the frozen SERP were converted to opening balances under the NQDCP as of January 1, 2020, which will be credited with a market rate of interest (based on Moody’s Aa bond yield) until distribution. The opening balance, with interest, will be paid after separation from service in the same form that the SERP benefit would have been paid.  In addition, executive officers can elect to defer compensation under the NQDCP.  All of the NEOs, other than Mr. Laures, are participants in the NQDCP.

The Company has accounted for the frozen SERP balances in the NQDCP as a defined benefit plan in the Company’s financial statements for 2020. Accordingly, information regarding the frozen SERP balance is reflected in the Pension Benefits section on page 58. Information regarding Company contributions under the new NQDCP is reflected in the Non-Qualified Deferred Compensation section on page 59. Please also refer to the Summary Compensation Table on page 52.

Mr. Laures participates in a Swiss defined contribution plan, which provides the mandatory minimum benefit based on age, paid 50% by the employer and 50% by the employee.

ADDITIONAL COMPENSATION POLICIES AND PRACTICES

Executive Severance Guidelines

The Company has executive severance guidelines to serve as the basis for determining the severance benefits available to the CEO, EVPs, SVPs, and other VPs in the case of certain terminations of employment from the Company (other than for cause, resignation, death, or disability).  The severance guidelines do not apply in circumstances in which the CIC Agreements (as defined below) apply.  The Compensation Committee retains the authority to modify or terminate severance arrangements, in its discretion, as circumstances may warrant. Additional details on severance guidelines and potential payments in the event of a termination of employment are discussed in the “Potential Payments upon Termination or Change in Control” section on page 60.

Change in Control Arrangements and Double Trigger Equity Grant Vesting

The Company has entered into Change in Control (“CIC") Agreements (the “CIC Agreements”) with each of the NEOs and certain other executive officers. The Compensation Committee believes these arrangements will serve as an incentive for executive officers to act in the interest of shareholders in the event of a CIC, without regard to personal risks related to their continued employment resulting from a CIC. Generally, the CIC Agreements provide for severance and other benefits to be paid to executive officers upon a qualifying CIC.  CIC Agreements entered into after 2011 do not include a tax gross-up provision for excise taxes imposed under the Internal Revenue Code of 1986, as amended (the “Code”).  Therefore, Messrs. Astley, Hillard, and Laures, and Ms. Beck do not have any tax gross-up provisions.  Mr. Parrini’s legacy CIC Agreement, which was entered into before 2011, contains a tax gross-up provision.

The Company’s equity grant agreements include “double trigger” provisions that accelerate vesting in the event of a CIC if the executive is terminated without “cause” or resigns with “good reason” (each as defined in the applicable agreement).  The Compensation Committee believes that the double trigger provision will ensure continuity of Management during mergers and acquisitions and assist with retaining key executives, ultimately benefitting shareholders.  Additional details on the CIC Agreements and potential payments in the event of a CIC are discussed in the “Potential Payments upon Termination or Change in Control” section on page 60.

2021 PROXY STATEMENT › 49

EXECUTIVE COMPENSATION

Executive Share Ownership Guidelines

The Compensation Committee believes it is important to require the Company’s senior executives, including NEOs, to meet minimum stock ownership guidelines.

The executive share ownership guidelines align the interests of the shareholders with the Company’s long-term growth strategy. The Compensation Committee determines the guidelines using a multiple of each senior executive’s base salary.  Depending on the executive’s position, the executive share ownership guidelines require the executive to own Company stock that ranges in value from two to five times the senior executive’s base salary as follows:

2020 Share Ownership Guidelines
Position	Ownership Guideline (Relative to Base Salary)
CEO	5X
CFO	3X
Other Executives	2X

The value of required ownership is adjusted annually for salary increases and the number of shares needed to be owned will be affected by changes in stock price.  Directly-owned shares, beneficially-owned shares held indirectly (e.g., by family members, trusts, etc.) and shares held in the 401(k) plan are eligible for satisfying ownership guidelines.  The share ownership guidelines also include unvested restricted stock and RSUs, and earned, but unvested PSAs, consistent with market practices. Both Messrs. Parrini and Astley have met the required level of share ownership, and all other NEOs are on track to satisfy the requirements.

Holding Requirement

Until the executive share ownership guideline level is attained, executives must retain 50% of net profit shares realized at (i) exercise of SOSARs and (ii) payment of performance shares and (iii) vesting of restricted shares.  The Compensation Committee reviews executives’ progress toward satisfying the requirements annually.

Clawback Policy

The Compensation Committee has discretion to recover or “claw back” incentive compensation when the basis for recouping performance-based compensation is triggered by a material financial restatement.  The Compensation Committee may recoup performance-based compensation, including cash and equity incentive awards, that are paid within three years prior to a restatement and in excess of the amount the NEO or executive officer would have otherwise received without the material noncompliance.  Recoupment is applicable to an executive who is directly accountable for the cause of the restatement and could also apply to any executive in an upward reporting hierarchy to the responsible individual.  In addition, a recoupment could be made for compensation paid in a fiscal year in which an executive engages in intentional misconduct in performing his or her duties.

Hedging and Pledging Policies

The Board and all employees, including the NEOs, are subject to an insider trading policy under which hedging transactions, including put or call options, short selling or similar hedging activities involving Company stock, and pledging of Company stock are prohibited.

Tax Deductibility under Code Section 162(m)

Section 162(m) of the Code generally imposes a $1 million deduction limitation on compensation paid to certain executive officers of a publicly-held corporation during the year.  The executive officers to whom the Section 162(m) deduction limit applies include the Company’s CEO and CFO, the next three most highly compensated executive officers, and any such “covered employee” for a year after 2016.  The Compensation Committee reserves discretion to award compensation that is not deductible under Section 162(m), as the Compensation Committee deems appropriate.

2021 PROXY STATEMENT  › 50

EXECUTIVE COMPENSATION

ROLE OF THE COMPENSATION COMMITTEE AND CONSULTANT INDEPENDENCE

The Compensation Committee is responsible for approving NEO compensation, and, in the case of the CEO, submits his pay for ratification and approval by the independent members of the Board.  The Chair of the Compensation Committee is responsible for leading the Compensation Committee.  The Compensation Committee may form subcommittees and delegate authority.  The meetings of the Compensation Committee are regularly attended by the Consultant.  The CEO, CFO, and Vice President of Global Human Resources and Administration also generally attend the Compensation Committee meetings.  All members of Management present at a meeting of the Compensation Committee, including the CEO, are excused from the meeting prior to any discussion of their compensation. The Compensation Committee holds a final executive session with only Compensation Committee members present before approving any compensation.

The Compensation Committee has the authority to engage compensation consultants, legal counsel, or other advisors, as needed.  The Compensation Committee provides oversight and approves related fees and retention terms of the consultants, counsel, or advisors, and may select a compensation consultant, legal counsel, or other advisor after assessing that person’s independence from Management or members of the Compensation Committee.

During 2020, the Compensation Committee retained Meridian as its Consultant to provide advice and assistance to the Compensation Committee and to Management with respect to executive officer and non-employee directors’ compensation.  The Consultant reports directly to the Compensation Committee and has been authorized by the Compensation Committee to work with certain executive officers of the Company and other employees in the Company’s human resources, legal, and finance functions.

The Compensation Committee has established several practices to ensure the Consultant’s independence, candor, and objectivity.  The Consultant is engaged by and reports directly to the Compensation Committee, frequently meets separately with the Compensation Committee with no members of Management present and consults with the Compensation Committee’s Chair between meetings as needed.  Management periodically reports to the Compensation Committee the fees paid for services performed by the Consultant, and the Compensation Committee approves the annual work plan and budget for the Consultant.  In 2020, the Compensation Committee assessed the independence of Meridian and other outside advisors as required under the NYSE listing standards, and considered and assessed all relevant factors, including those required by the SEC that could give rise to potential conflict of interests with respect to Meridian.  Based on this review, the Compensation Committee did not identify any conflict of interest raised by the work conducted by Meridian for 2020.  Meridian does not perform any work for the Company other than as the Consultant and accordingly, no fees were paid for any additional services.

Report of the Compensation Committee(1)

The Compensation Committee has reviewed and discussed the Company’s Compensation Discussion and Analysis (“CD&A”) with Management.  Based on this review and discussion, the Compensation Committee recommended to the Board that the CD&A be included in this proxy statement for the year ended December 31, 2020.

The foregoing Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates the Report by reference therein.

Bruce Brown (Chair)

Nicholas DeBenedictis

Kevin M. Fogarty

Darrel Hackett

J. Robert Hall

(1)

The composition of the Compensation Committee changed effective February 17, 2021, prior to the Committee’s recommendation to the Board. The outgoing chair, Lee C. Stewart, and member, Kathleen A. Dahlberg, also reviewed the CD&A and provided input to the Compensation Committee recommendation.

2021 PROXY STATEMENT  › 51

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth 2020 compensation and, where applicable, 2019 and 2018 compensation information for the NEOs.

Name and Principal Position in 2020	Year	Salary	Stock Awards (1)	Non-Equity Incentive Plan Compensation (2)	Change in Pension Value and NQDC Earnings (3)	All Other Compensation (4)	Total
Dante C. Parrini (5)	2020	$1,016,512	$1,767,347	$1,303,265	$265,000	$209,261	$4,561,385
Chairman & Chief Executive Officer	2019	$998,212	$3,821,745	$1,047,124	$5,079,000	$25,831	$10,971,912
	2018	$996,183	$1,771,525	$-	$-	$22,199	$2,789,907
Samuel L. Hillard (6)	2020	$399,063	$422,255	$308,160	$-	$455,042	$1,584,520
Senior Vice President & Chief Financial Officer	2019	$367,100	$331,891	$225,325	$20,000	$16,151	$960,467
	2018	$326,550	$650,335	$-	$19,000	$5,014	$1,000,899
Christopher W. Astley (7)	2020	$437,715	$406,424	$308,901	$1,000	$96,361	$1,250,401
Senior Vice President & Chief Commercial Officer	2019	$407,225	$844,936	$196,649	$31,000	$17,646	$1,497,456
	2018	$391,668	$407,384	$-	$29,000	$8,608	$836,660
Wolfgang Laures (8)	2020	$432,580	$270,223	$305,087	$-	$104,124	$1,112,014
Vice President, Integrated Global Supply Chain & Information Technology

Eileen Beck(9)	2020	$314,665	$248,076	$201,715	$-	$47,934	$812,390
Vice President, Global Human Resources & Administration

(1)

The amounts reflect the grant date fair value of RSUs and/or PSAs granted in 2020, 2019, and 2018 determined in accordance with ASC Topic 718.  The method used to calculate these amounts is set forth in Note 10 to the Company’s audited financial statements included in the Company’s 2020 Form 10-K.  If the PSAs granted in 2020 were earned at the maximum level (200% of target), the following amounts would become issuable: Mr. Parrini $2,195,336; Mr. Hillard $524,512; Mr. Astley $504,847; Mr. Laures $335,669; and Ms. Beck $308,159.

(2)	The 2020, 2019, and 2018 amounts reflect cash payments under the Company’s MIP. See discussion of the MIP in the “Compensation Discussion and Analysis” section.
(3)

The Company’s SERP was frozen in 2019.  The SERP benefits for active employees were converted to opening balances in the new NQDCP as of January 1, 2020 and will accrue interest annually under the non-qualified deferred compensation plan using the Moody’s Aa bond yield for the month the interest rate is set (which is the month of November of the year preceding the year for which interest is calculated). Interest was calculated for the 2020 plan year on the frozen SERP balances at the annual rate of 3.16%. The frozen SERP balances are accounted for as a defined benefit plan in the Company’s financial statements and, accordingly, the Company has treated such amounts consistent with disclosure for a defined benefit plan in the Summary Compensation Table. For each NEO, the estimated amounts reflect the actuarial increase in the present value of the frozen SERP balance under the NQDCP, based on interest rate and mortality assumptions that are consistent with those used in the Company’s financial statements and further defined in the Pension Benefits table. If the frozen SERP balances had been considered a defined contribution plan, then “All Other Compensation” in the Summary Compensation Table would have included $97,000 of above-market interest for Mr. Parrini and less than $1,000 of above-market interest for the other NEOs who have frozen SERP balances, instead of the amount shown in the “Change in Pension Value” column.  For information regarding the frozen SERP balances, please refer to footnote (1) to the Pension Benefits Table on page 58.

2021 PROXY STATEMENT  › 52

EXECUTIVE COMPENSATION

(4)	All Other compensation includes the following:
2020	401(k) Company Contribution	NQDC Company Contributions(I)	Club Dues	Relocation(II)	Life Ins Premium	Executive Disability Insurance Premium	Travel Stipend(III)	Swiss Disability Benefits(IV)	Total All Other Compensation
Parrini	$31,350	$124,505	$7,368	$40,061	$1,382	$4,595	$-	$-	$209,261
Hillard	$31,350	$23,758	$-	$398,017	$1,296	$621	$-	$-	$455,042
Astley	$31,350	$24,456	$-	$37,057	$1,382	$2,116	$-	$-	$96,361
Laures (V)	$-	$41,311	$-	$12,776	$-	$-	$37,775	$12,262	$104,124
Beck	$31,350	$13,422	$-	$-	$1,068	$2,094	$-	$-	$47,934
I.	Represents NQDCP Company Contributions for Messrs. Parrini, Hillard, and Astley, and Ms. Beck and Company Contributions to the Swiss Defined Contribution plan for Mr. Laures.
II.

Represents full relocation benefits for Mr. Hillard; initial relocation benefits for Messrs. Parrini and Astley; and short-term living arrangements for Mr. Parrini, all in connection with the move of corporate headquarters to Charlotte, NC. Additionally, Mr. Laures received relocation benefits in connection with his new hire arrangements.

III.	Represents a travel stipend for Mr. Laures with tax gross-up.
IV.	Represents premiums paid by the Company for Mr. Laures's mandatory accident insurance, supplemental accident insurance, and salary continuation in Switzerland.
V.	Amounts for Mr. Laures have been converted to USD using an exchange rate of 1.064 $/CHF.

(5)	Mr. Parrini received an annual LTI grant of 40,859 RSUs and 61,288 PSAs. The RSUs have three-year cliff vesting.
(6)	Mr. Hillard received an annual LTI grant of 9,762 RSUs and 14,643 PSAs. The RSUs have three-year cliff vesting.
(7)	Mr. Astley received an annual LTI grant of 9,396 RSUs and 14,094 PSAs. The RSUs have three-year cliff vesting.
(8)	Mr. Laures received an annual LTI grant of 6,247 RSUs and 9,371 PSAs. The RSUs have three-year cliff vesting.
(9)	Ms. Beck received an annual LTI grant of 5,735 RSUs and 8,603 PSAs. The RSUs have three-year cliff vesting.

•

2021 PROXY STATEMENT  › 53

EXECUTIVE COMPENSATION

2020 Grants of Plan-Based Awards

The following table, including footnotes, sets forth information concerning grants of plan-based awards in 2020:

	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Possible Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Shares of Stock or	Exercise or Base Price of Option	Grant Date Fair Value of Stock and Option
Name and Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Units (#) (3)	Awards ($/Share)	Awards ($)
Dante C. Parrini
2/21/2020	$509,088	$1,018,176	$2,036,352	12,258	61,288	122,576		N/A	$1,097,668
2/21/2020							40,859		$669,679
Samuel L. Hillard
2/21/2020	$120,375	$240,750	$481,500	2,929	14,643	29,286		N/A	$262,256
2/21/2020							9,762		$159,999
Christopher W. Astley
2/21/2020	$120,665	$241,329	$482,658	2,819	14,094	28,188		N/A	$252,424
2/21/2020							9,396		$154,000
Wolfgang Laures (4)
2/21/2020	$119,175	$238,349	$476,698	1,874	9,371	18,742		N/A	$167,835
2/21/2020							6,247		$102,388
Eileen Beck
2/21/2020	$78,795	$157,590	$315,180	1,721	8,603	17,206		N/A	$154,080
2/21/2020							5,735		$93,997
(1)

The amounts shown represent target, threshold, and maximum awards under the Company’s MIP.  Threshold payments equal 50% of the target amount and maximum payments equal 200% of the target amount shown.  For 2020 achievement of the performance goals resulted in MIP payments as described in the “NEO MIP Payments” table of the CD&A.

(2)

The amounts shown reflect the threshold, target and maximum amounts of PSAs granted to the NEOs under the LTIP.  PSAs vest over three-year period based on ROCE/EBITDA performance measured over two years as well as a three-year relative TSR modifier, and three-year cliff vesting. The actual number of shares paid out will range from 0% to 200% of the target amount, depending upon attainment of performance goals.

(3)	The amounts shown reflect grants of RSUs to the NEOs under the LTIP. RSUs are subject to three-year cliff vesting.
(4)	Mr. Laures’s non-equity incentive awards were paid in Swiss Francs (CHF). Amounts presented here have been converted to U.S. dollars ($) using an exchange rate of 1.064 $/CHF.

2021 PROXY STATEMENT  › 54

EXECUTIVE COMPENSATION

2020 Outstanding Equity Awards at Fiscal Year-End

The following table, including footnotes, sets forth information concerning outstanding equity awards as of December 31, 2020:

	Option and Stock Awards
	Number of Securities Underlying Unexercised Options (#) (1)		Option Exercise	Option Expiration	Number of Shares or Units of Stock That Have Not	Market Value of Shares of Units of Stock That Have Not	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have
Name	Exercisable	Unexercisable	Price ($)	Date	Vested(#) (2)	Vested($) (3)	Not Vested (#) (4)	Not Vested ($) (3)
Dante C. Parrini	85,130	—	$15.61	3/6/2022	230,808	$3,780,635	132,580	$2,171,660
	98,010	—	$18.36	3/5/2023
	82,997	—	$29.89	2/26/2024
	119,627	—	$24.94	2/26/2025
	197,678		$17.27	2/25/2026
Samuel L. Hillard	63,286	—	$19.38	3/21/2026	55,473	$908,648	27,631	$452,596
Christopher W. Astley	21,730	—	$15.61	3/6/2022	54,936	$899,852	30,489	$499,410
	21,600	—	$18.36	3/5/2023
	16,070	—	$29.89	2/26/2024
	26,253	—	$24.94	2/26/2025
	44,215	—	$17.27	2/25/2026
Wolfgang Laures (5)	—	—	$-	N/A	6,247	$102,326	9,371	$153,497
Eileen L. Beck	7,544	—	$16.78	7/9/2022	16,938	$277,444	18,610	$304,832
	4,396	—	$18.36	3/5/2023
	2,588	—	$29.89	2/26/2024
	4,276	—	$24.94	2/26/2025
	2,126	—	$17.50	9/1/2025
	11,167	—	$17.27	2/25/2026
(1)	Represents SOSARs with a 10-year term, which vest ratably on the first, second and third anniversaries of the grant date. All SOSARs are settled in shares of the Company’s common stock.
(2)	All RSUs granted have a three-year cliff vesting requirement.
(3)	Calculated based on the closing price of the Company’s common stock on December 31, 2020 ($16.38).
(4)

The amount shown reflects the aggregate target amounts of PSAs granted on February 21, 2019 and February 21, 2020 vesting December 31, 2021 and December 31, 2022, respectively.  The actual number of shares to be paid out ranges from 0% to 200% of the target amount, depending upon attainment of performance goals. In February 2020, the Board confirmed an estimated payout of 50.4% was achieved for the PSAs granted on February 21, 2019 based on achievement of the performance goals for the two-year performance period; payouts are subject to a three-year TSR modifier and time-based vesting through December 31, 2021, so the final payout amount is not yet known.

(5)	Mr. Laures started employment in 2019 and amounts listed reflect shares awarded in 2020.

2021 PROXY STATEMENT  › 55

EXECUTIVE COMPENSATION

2020 Options Exercised and Stock Vested

The following table, including footnotes, sets forth information concerning stock grants that vested during fiscal 2020:

	Option Awards		Stock Awards
	No. of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	No. of Shares Acquired on Vesting (Payout)		Value Realized on Vesting		Total Value Realized from all
			# PSAs (1)	# RSUs (2)	$ PSAs (3)	$ RSUs (4)	Exercised and Vested Grants ($)
Parrini	-	$-	16,568	29,707	$271,384	$486,909	$758,293
Hillard	-	$-	3,018	5,600	$49,435	$91,795	$141,230
Astley	28,710	$157,570	3,810	6,645	$62,408	$108,914	$328,891
Laures	-	$-	-	-	$-	$-	$-
Beck	-	$-	2,325	4,523	$38,084	$51,295	$89,378
(1)

Represents PSAs granted on February 22, 2018 and accrued dividend equivalents in the form of additional shares, with a performance period of January 1, 2018–December 31, 2019 subject to a three-year TSR modifier. Shares vested on December 31, 2020, for which shares were calculated as of December 31, 2020 and paid thereafter.

(2)	Represents RSUs granted on February 23, 2017 for Messrs. Parrini, Hillard, and Astley, and April 1, 2017 for Ms. Beck and accrued dividend equivalents in the form of additional RSUs.
(3)	Based on the closing price of the Company’s common stock of $16.38 for shares vested as of December 31, 2020 and paid thereafter.
(4)	Based on the closing price of the Company’s common stock on February 21, 2020 of $16.39 for shares paid as of February 23, 2020 and the closing price of $11.34 for shares paid as of April 1, 2020.

2021 PROXY STATEMENT  › 56

EXECUTIVE COMPENSATION

2020 Retirement Benefits

401(k) PLAN OVERVIEW

The Company’s long-standing U.S. qualified Retirement Plan was terminated in 2019, and liabilities to participants were settled by December 31, 2019.  Approximately $14 million of the amount that would otherwise have reverted to the Company from the terminated Retirement Plan was transferred to the 401(k) plan in 2020 and will be allocated to 401(k) plan participants as Company contributions over the next seven years, starting in 2020. The allocation percentage will vary year to year, consistent with Internal Revenue Code requirements.

The 2020 annual allocation to participant accounts in the 401(k) plan was 11% of participant compensation (base salary plus earned annual short-term incentive), up to the Internal Revenue Code limits.

The below chart explains the allocations under the 401(k) Plan for the NEOs:

NEO	401(k) Plan: 2020 Company Contribution Allocation
Messrs. Parrini, Hillard, and Astley, and Ms. Beck	11% Company contribution on eligible earnings (base salary and earned annual short-term incentive), with earnings capped at the Internal Revenue Code limit.

MR. LAURES’S RETIREMENT BENEFIT

Mr. Laures participates in a Swiss defined contribution plan which provides the mandatory minimum benefit for all employees hired in Switzerland.  Mr. Laures participates in the plan on the same terms and conditions as all other Swiss employees. The Swiss defined contribution plan provides for the contribution of an annual amount based on a percentage of salary and bonus and the participant's age. Employees may also make contributions based on a percentage of salary and bonus and age. Based on Mr. Laures’s age, in 2020, the Company contributed 7.5% of eligible salary (base salary plus bonus paid).

NON-QUALIFIED PLAN

Frozen Supplemental Executive Retirement Plan

The SERP consisted of post-employment benefits for certain employees who were approved for participation by the Compensation Committee, or by the independent members of the Board in the case of the CEO.  The Company froze the benefits for all participants in the SERP effective December 31, 2019, so no additional benefits have accrued for any NEO under the SERP after December 31, 2019 and no new participants are eligible to participate.

As of January 1, 2020, the present value of the frozen SERP benefits for Messrs. Parrini, Hillard, and Astley, and Ms. Beck were credited to the new NQDCP established by the Company and will accrue interest annually using the Moody’s Aa bond yield for the month the interest rate is set (which is November of the year preceding the year for which interest is credited). The present value of the frozen SERP benefits for those in the traditional pension formula was calculated as of December 31, 2019 utilizing an interest rate of 3.13% (based on a 30-day average Moody’s Aa bond yield from November 12, 2019 through December 11, 2019), the mortality table specified in the Retirement Plan for lump sum calculations, and an assumed commencement age of the later of current age or age 55. The frozen SERP balances, with interest, will be paid in the same form and conditions as previously provided for under the SERP. Although the frozen SERP balances have been subsumed within the new NQDCP, the Company has accounted for them as a separate defined benefit plan in its financial statements. Accordingly, the Company has disclosed the frozen SERP balance information in the Pension Benefits table.

2021 PROXY STATEMENT  › 57

EXECUTIVE COMPENSATION

The following table summarizes the terms of the frozen SERP:

Restoration Benefit

The restoration pension benefit under the SERP (the “Restoration Pension”) provided those participants whose benefits under the Retirement Plan were reduced due to legal limits with a supplemental pension benefit.  The supplemental benefit restored the portion of the pension benefit that was earned but not able to be paid under the Retirement Plan because of the legal limits provided in the Code.  The Restoration Pension calculation considered, as a reduction to the benefit, the participant’s Retirement Plan benefits and certain 401(k) contributions.  The Restoration Pension was generally paid in the form of an annuity, except that small benefit amounts were paid in a lump sum.  Participants were vested in their Restoration Pension benefits. Messrs. Parrini, Hillard, and Astley, and Ms. Beck had Restoration Pension benefits.

Final Average Compensation Benefit

The final average compensation pension under the SERP (the “FAC Pension”) paid a pension benefit equal to 2% of the participant’s average compensation over the five years immediately preceding his retirement, multiplied by the participant’s years of benefit service under the Retirement Plan, up to a maximum of 27.5 years.  The FAC Pension benefits were offset against the Restoration Pension and Retirement Plan benefits and certain 401(k) contributions.

Only Mr. Parrini was eligible for the FAC Pension, which was payable in a lump sum after separation from service.  Mr. Parrini’s FAC Pension vested in 2019, when he attained age 55.

Non-Qualified Deferred Compensation Plan

After the SERP was frozen effective December 31, 2019, the Company implemented the NQDCP, effective January 1, 2020. The NQDCP coordinates with the 401(k) plan whereby participants will receive a Company contribution of up to 7% on earnings in excess of the annual Internal Revenue Code earnings limit. In addition, executives may elect to defer compensation under the NQDCP.  Accounts in the NQDCP attributable to Company contributions and participant deferrals are credited with earnings based on the investment return of funds in which such participant accounts are invested on a notional basis. The NQDCP only applies to U.S. employees, so Mr. Laures does not participate in the NQDCP.

Given the hybrid nature of the NQDCP, the frozen SERP balances are considered a defined benefit plan on the Company’s financial statements and are reflected in the “Pension Benefits” table below, and the  Company contribution and participant deferral portions of the NQDCP are considered a defined contribution plan and reflected in the “Non-Qualified Deferred Compensation” table below.

PENSION BENEFITS

The following table, including footnotes, sets forth information concerning pension benefits (frozen SERP balances) during fiscal year 2020.

Name	Age	Plan Name	Number of Years Credited Services (#)	Present Value of Accumulated Benefit ($) (1)
Dante C. Parrini	56	Frozen SERP - FAC Pension	23	$5,397,000
		Frozen SERP - Restoration Pension	23	$6,462,000
Samuel L. Hillard	39	Frozen SERP - Restoration Pension	4	$9,000
Christopher W. Astley	47	Frozen SERP - Restoration Pension	10	$35,000
Eileen L. Beck	58	Frozen SERP - Restoration Pension	15	$4,000
(1)

The SERP was frozen as of December 31, 2019 and all NEOs are vested in the benefit, but no longer accrue service. Although the frozen SERP balances were incorporated into the new NQDCP, they are accounted for as a separate defined benefit plan and disclosed accordingly.

(2)

For Messrs. Parrini, Hillard, and Astley, and Ms. Beck, the Present Value of Accumulated Benefits is based on the present value of the frozen SERP balances in the NQDCP as of December 31, 2020, as shown in the table below. The present value of accumulated benefits is based on actuarially determined assumptions including: (i) discount rate of 2.61% (SERP II for US GAAP Accounting); (ii) Moody’s Aa Average for November 2020 interest crediting rate of 2.47%; (iii) mortality rates for US-Based employees derived from Pri-2012 with future improvement using the MP-2020 projection scale; and (iv) assumed retirement age.

2021 PROXY STATEMENT  › 58

EXECUTIVE COMPENSATION

The frozen SERP balances in the NQDC Plan as of December 31, 2020, including interest credited for the 2020 fiscal year (at the annual rate of 3.16%) are set forth in the below table:

Name	Frozen SERP Balance as of 12/31/2019	Interest Credited for 2020	Frozen SERP Balance as of 12/31/2020
Dante C. Parrini	$11,659,297	$368,434	$12,027,731
Samuel L. Hillard	$8,802	$278	$9,080
Christopher W. Astley	$34,670	$1,094	$35,764
Eileen L. Beck	$4,209	$132	$4,341

NON-QUALIFIED DEFERRED COMPENSATION

The following table, including footnotes, sets forth information concerning non-qualified deferred compensation benefits (Company contributions and participant deferrals under the NQDCP) during 2020 fiscal year.

Name	Executive Contributions in 2020(1)	Registrant Contributions in 2020	Aggregate Earnings in 2020(2)	Aggregate balance at last FYE
Dante C. Parrini	$-	$124,505	$16,699	$141,204
Samuel L. Hillard	$-	$23,757	$3,434	$27,191
Christopher W. Astley	$15,408	$24,455	$2,589	$42,452
Eileen L. Beck	$20,172	$13,422	$1,800	$35,394

(1)

For Messrs. Parrini, Hillard, and Astley, and Ms. Beck, these amounts reflect the Company contributions to the NQDCP for 2020 and the participants’ elective deferrals into the NQDCP in 2020.  These amounts do not reflect the frozen SERP balances in the NQDCP, which are reflected in the above Pension Benefits Table and supplemental table under “Pension Benefits” as described on page 58.

(2)

Represents earnings on the accounts attributable to Company contributions and participant deferrals to the NQDCP, based on the investment return of funds in which such participant accounts were invested on a notional basis.  Interest on the frozen SERP balances is not included in the foregoing table, and, instead, is described on page 58 under “Pension Benefits.”

2021 PROXY STATEMENT  › 59

EXECUTIVE COMPENSATION

Potential Payments upon Termination or Change in Control

EXECUTIVE TERMINATION GUIDELINES

Payments made to a NEO upon involuntary termination by the Company without cause are made in accordance with the Company’s executive termination guidelines.  The executive termination guidelines do not apply if the NEO is eligible to receive payments under a CIC Agreement upon a termination of employment.  The table on the following page describes benefits payable under the executive termination guidelines.

CHANGE IN CONTROL AGREEMENTS AND DOUBLE TRIGGER EQUITY VESTING

The Company has entered into a CIC Agreement with each NEO as described in the CD&A. Under these agreements, each executive’s employment with the Company will continue for two years from the date of a change in control or each executive will become entitled to severance payments and benefits upon termination under certain conditions within such two-year period.  During such period, the employee will continue in a position at least equal to the position held prior to the change in control and will receive compensation and benefits from the Company at least equal to those paid prior to the change in control.  The table below describes the benefits payable under the CIC Agreements.

Change in Control:  Under the CIC Agreements, change in control means:

•

the acquisition of direct or indirect beneficial ownership of 20% or more of the combined voting power of the Company’s outstanding voting securities by any person, entity or group, excluding the Company, its subsidiaries, any employee benefit plan of the Company or its subsidiaries; and any purchaser or group of purchasers who are descendants of, or entities controlled by descendants of, the Company;

•

in any 12-month period, the ceasing of individuals who constitute the Board to constitute at least a majority of the Board, other than any person becoming a director whose election was approved by at least a majority of incumbent directors, excluding any such person whose initial election occurs as a result of an actual or threatened election contest; or

•

the consummation of (i) a reorganization, merger or consolidation in which shareholders of the Company immediately prior to such event do not, immediately thereafter, beneficially own more than 50% of the combined voting power of the reorganized, merged or consolidated company’s then outstanding voting securities; or (ii) a liquidation or dissolution of the Company, or the sale of all or substantially all of the assets of the Company to a third party.

Tax Gross-Up Payments:  CIC Agreements in effect before 2011 (including the agreement of Mr. Parrini) provide that, if any payment is subject to excise tax under the Code, an additional gross-up payment will be made to the executive. The gross-up payment will effectively place the executive in the same net position as without the excise tax. Beginning in 2011, the provision for excise tax gross-ups was eliminated from new CIC Agreements. As such, the Change in Control Agreements of Messrs. Astley and Hillard and Ms. Beck do not contain a tax gross-up provision.

“Double Trigger” Provisions: Under equity grant agreements, a double trigger provision accelerates vesting in the event of a change in control if the executive is terminated without cause or resigns with good reason (as those terms are defined in the agreements).

2021 PROXY STATEMENT  › 60

EXECUTIVE COMPENSATION

The following table describes how each element of the NEO’s post-employment compensation would be treated in the event of termination, with and without a change in control:

Type of Post-Employment Compensation/Treatment upon Termination	Termination without Cause by the Company or for Good Reason by the NEO following a Change in Control	Termination Not in Connection with a Change in Control
Cash Severance

The NEO receives a severance payment in an amount equal to

•two times the NEO’s annual base salary (at the highest rate achieved before the date of termination), plus

•the NEO’s annual bonus, defined as the greater of the NEO’s three-year average bonus or the NEO’s target bonus.

The Compensation Committee may authorize severance benefits if determined to be appropriate. In the past, the Company has agreed to provide severance benefits to departing executive officers in exchange for definitive termination agreements.

In the event of termination by the Company without cause, the executive termination guidelines provide for cash severance amounts equal to one month’s pay (including base salary plus 1/12 of a notional bonus) per year of service up to the following maximums (the severance period), depending on an executive’s level:

oChief Executive Officer: 24 months

oExecutive Vice Presidents and Senior Vice Presidents: 18 months

oVice Presidents: 12 months

Health & Welfare Benefits

For a period of two years after the date of termination, the Company continues to provide group medical, prescription, dental, disability, salary continuance, group life, accidental death and dismemberment and travel accident insurance benefits at levels substantially equal to those that would have been provided if the NEO’s employment had not been terminated.

Outplacement assistance will be offered.

In the event of termination by the Company without cause, the executive termination guidelines provide for continuation of health benefits through the length of the severance period, Employee Assistance Program support, and payment of any accrued unused vacation.

Outplacement assistance will be offered.

Short-Term Incentive Compensation (“MIP”)	The NEO receives a pro-rated bonus payment, based on the greater of the NEO’s three-year average bonus or the NEO’s target bonus.

The Compensation Committee may authorize a pro-rata bonus payment if determined to be appropriate in order to enter into a definitive termination agreement.

In the case of termination due to death, disability, or retirement, the NEO receives a pro-rated award based on performance.

2021 PROXY STATEMENT  › 61

EXECUTIVE COMPENSATION

Type of Post-Employment Compensation/Treatment upon Termination	Termination without Cause by the Company or for Good Reason by the NEO following a Change in Control	Termination Not in Connection with a Change in Control
Long-Term Incentives

A “double trigger” provision applies, under which RSUs, SOSARs and PSAs will accelerate vesting upon involuntary termination or good reason termination upon or following a change in control.

PSAs will generally be deemed to have been earned at the greater of target or actual performance through the change in control.

In the event of a change in control in which the Company’s stock is no longer the stock of the surviving entity, the Company will cause the surviving entity to issue replacement RSUs and PSAs.  A value restoration payment with respect to any vested replacement SOSARs, RSUs or PSAs will be paid based on the difference between the fair market value of the surviving entity’s common stock on the date of the change in control and, if less, the fair market value of the surviving entity’s common stock on the vesting date (which will include the date of the NEO’s involuntary separation from service other than for Cause, or voluntary separation from service for Good Reason). Any value restoration payment will include interest (at the prime rate of interest of the Company’s principal bank in effect on the vesting date for the period between the date of the change in control and the vesting date) and will be paid in cash within 30 days after the vesting date.

RSUs: If the NEO ceases employment other than upon death, disability, or retirement, unvested RSUs are forfeited.  If the NEO is terminated for cause, outstanding RSUs, vested or unvested, are forfeited.

For grants prior to 2013 upon death, disability, or retirement, unvested RSUs are pro-rated.  For grants beginning in 2013, upon death or disability, vesting of RSUs is accelerated and upon retirement, unvested RSUs are pro-rated.

SOSARs:  If the NEO ceases employment other than upon death, disability, retirement, or termination for cause, then, for a period of 90 days following such termination, the NEO may exercise any vested SOSARs. Unvested SOSARs are forfeited.  If the NEO is terminated for cause, outstanding SOSARs, vested or unvested, are forfeited.  Upon retirement, there is pro-rated vesting of SOSARs, and the SOSARs are exercisable for a period of 3 years or if shorter, until the end of the term.  In the case of death or disability, all unvested SOSARs will accelerate and become fully vested and exercisable for three years from the date of such death or disability, or if shorter, until the end of the term.

PSAs:  If the NEO ceases employment, other than upon death, disability or retirement, unvested PSAs are forfeited.  Upon death, disability, or retirement after year one of the performance period, the NEO is entitled to receive a pro-rated award based on performance after the end of the performance period.

RSU and PSA grants made to Mr. Parrini in 2020 and subsequent years will provide for continued vesting after retirement as long as Mr. Parrini continues in employment for 12 months after the date of grant.

401(k)

In the event that the NEO’s vesting service is insufficient to have earned a vested interest in matching contributions under the Company’s 401(k) plan, the Company will pay to the NEO an amount equal to the NEO’s unvested matching contribution account under the 401(k) plan.

If a NEO leaves the Company before full vesting in the employer-matching contributions under the 401(k) plan, the non-vested portion is forfeited, except upon attainment of age 65 or death which would accelerate vesting. Employee deferrals and rollover contributions are always vested.

2021 PROXY STATEMENT  › 62

EXECUTIVE COMPENSATION

QUANTIFICATION OF PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The following table, including the footnotes that follow, describes the potential payments to the NEOs upon termination of employment or due to a change in control of the Company as if such termination or change in control occurred on December 31, 2020.

Name	Death or Disability	Retirement	Involuntary Termination Without Cause	Termination Following CIC
Dante C. Parrini
Severance Payments (1)	N/A	N/A	$2,976,394	$5,090,880
RSUs (2)	$4,915,327	$1,499,614	$0	$4,915,327
PSAs (2)(3)	$1,113,141	$1,113,141	$0	$2,171,660
Health & Welfare Benefits (4)	N/A	N/A	$26,536	$74,704
Outplacement Assistance	N/A	N/A	$40,000	$40,000
Pension (5)	N/A	N/A	N/A	$0
Excise Tax Gross-Up (6)	N/A	N/A	N/A	$0
Total	$6,028,468	$2,612,755	$3,042,930	$12,292,571
Samuel L. Hillard
Severance Payments (1)	N/A	N/A	$167,795	$1,524,750
RSUs (2)	$890,580	$565,036	$0	$890,580
PSAs (2)(3)	$221,779	$221,779	$0	$452,596
Health & Welfare Benefits (4)	N/A	N/A	$6,153	$66,784
Outplacement Assistance	N/A	N/A	$30,000	$30,000
Pension (5)	N/A	N/A	N/A	$0
Unvested 401(k) Match (7)	N/A	N/A	N/A	$5,057
Total	$1,112,359	$786,816	$203,948	$2,969,767
Christopher W. Astley
Severance Payments (1)	N/A	N/A	$461,266	$1,601,547
RSUs (2)	$1,191,235	$563,594	$0	$1,191,235
PSAs (2)(3)	$255,987	$255,987	$0	$499,410
Health & Welfare Benefits (4)	N/A	N/A	$15,437	$66,564
Outplacement Assistance	N/A	N/A	$30,000	$30,000
Pension (5)	N/A	N/A	N/A	$0
Total	$1,447,222	$819,581	$506,703	$3,388,756
Wolfgang Laures
Severance Payments (1)	N/A	N/A	$39,064	$1,710,998
RSUs (2)	$102,326	$29,223	$0	$102,326
PSAs (2)(3)	$102,331	$102,331	$0	$153,497
Health & Welfare Benefits (4)	N/A	N/A	$215	$25,653
Outplacement Assistance	N/A	N/A	$30,000	$30,000
Pension (5)	N/A	N/A	N/A	$0
Total	$204,657	$131,554	$69,279	$2,022,473
Eileen Beck
Severance Payments (1)	N/A	N/A	$263,794	$1,103,130
RSUs (2)	$277,444	$164,997	$0	$277,444
PSAs (2)(3)	$156,249	$156,249	$0	$304,832
Health & Welfare Benefits (4)	N/A	N/A	$11,601	$47,212
Outplacement Assistance	N/A	N/A	$15,000	$15,000
Pension (5)	N/A	N/A	N/A	$0
Total	$433,693	$321,246	$290,395	$1,747,618

(1)

In the event of an involuntary termination without cause, cash severance amounts equal to one month’s pay (including base salary plus 1/12 of a notional bonus) per year of service up to 24 months for the CEO, 18 months for Senior Vice Presidents, and 12 months for Vice Presidents. The notional bonus is calculated as the lesser of (i) the target bonus for the terminated executive in the year of termination or (ii) the average of annual bonuses paid to the terminated executive with respect to the three fiscal years preceding the year of termination.

2021 PROXY STATEMENT  › 63

EXECUTIVE COMPENSATION

(2)

The values above represent awards for which vesting fully or partially accelerates upon termination as a result of death, disability, or retirement, as applicable. The values are calculated (a) based on the closing price of $16.38 of the Company’s common stock on December 31, 2020, and (b) as if death, disability, or retirement had occurred on December 31, 2020.  For change in control, the value assumes vesting (as determined under applicable award agreements) and exercise on December 31, 2020. Upon an involuntary termination without cause, unvested RSUs and PSAs are forfeited. Assumes achievement of a target performance level at the end of the performance period.

(3)	Assumes achievement of a target performance level at the end of the performance period.
(4)	Based on current type of coverage and premium levels.
(5)

Represents the actuarial present value of unvested retirement plans based on the maximum applicable benefit formula level. Present values have been calculated consistent with calculations in the Pension Benefits table.

(6)	The legacy CIC agreement of Mr. Parrini, which was entered into before 2011, contains a tax gross-up provision.
(7)	Represents the value of unvested portion of Company matching contributions under the 401(k) plan.

2021 PROXY STATEMENT  › 64

EXECUTIVE COMPENSATION

CEO Pay Ratio

We are providing information about the relationship of the annual total compensation of our employees and the annual total compensation of Mr. Parrini, our CEO, as required by Item 402(u) of Regulation S-K. For 2020, our ratio was estimated as follows:

Name	Annual Total Compensation (in 000x) (1)
CEO	$4,572.6
Median Employee	$50.8
CEO Pay Ratio	90:1

(1)

Annual total compensation includes compensation calculated for purposes of the Summary Compensation Table as well as benefit premiums for the CEO, and the market-competitive compensation and benefits for the median employee.

•

SEC rules provide that we may use the same median employee for three years before identifying a new median employee, provided that during our last completed fiscal year there has been no change in our employee population or employee compensation arrangements that we reasonably believe would result in a significant change to our pay ratio disclosure. We believe that there have been no material changes in our employee population or our compensation arrangements in fiscal 2020 that would result in a material change in our pay ratio disclosure or our median employee. As such, we used the same median employee as 2019 with compensation data refreshed for the ratio calculation, consistent with previous methodology.

•

We calculated all of the elements of the median employee’s compensation and the CEO’s compensation for fiscal 2020 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K. The above pay ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of the SEC’s Regulation S-K.

2021 PROXY STATEMENT  › 65

Certain Relationships and Related Transactions

Related Party Transactions Policy

The NCG Committee (or its Chair, under some circumstances) will review the relevant facts of all proposed Related Person Transactions and either approve or disapprove of the entry into the Related Person Transaction.

For purposes of this review, as defined in the NCG Committee Charter, a “Related Person Transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements, or relationships) involving an amount that is at least $120,000, and in which the Company was, is or will be a participant, and in which any Related Person had, has, or will have a direct or indirect material interest. A “Related Person” is generally any person who is, or at any time since the beginning of the Company’s last fiscal year was, (i) a director or executive officer of the Company or a nominee to become a director of the Company; (ii) any person who is known to be the beneficial owner of more than 5% of any class of the Company’s voting securities; (iii) any immediate family member of any of the foregoing persons; or (iv) any firm, corporation or other entity in which any of the foregoing persons is employed or is a general partner or principal or in a similar position, or in which such person has a 5% or greater beneficial ownership interest. There were no Related Person Transactions during 2020.

Related Person Transactions are approved only if they are determined to be in, or not inconsistent with, the best interests of the Company and its shareholders. No director may participate in any consideration or approval of a Related Person Transaction in which he or she, or any of his or her immediate family members or related entities, is the Related Person.

If a Related Person Transaction that has not been previously approved or ratified is discovered, the NCG Committee, or its Chair, will promptly consider all of the relevant facts. If the transaction is ongoing, the NCG Committee will consider all options and may ratify, amend, or terminate the Related Person Transaction. If the transaction has been completed, the NCG Committee will consider if rescission of the transaction is appropriate and if disciplinary action is warranted. The NCG Committee will review all ongoing Related Person Transactions on an annual basis to determine whether to continue, modify, or terminate the Related Person Transaction.

In reviewing the relevant facts related to all proposed Related Person Transactions, the NCG Committee, or its Chair, will take the following considerations into account, along with other factors it deems appropriate:

•	the benefits to the Company of the transactions
•

the impact on a director’s independence, in the event the “Related Person” is a director, an immediate family member of a director or an entity in which a director is a partner, shareholder or executive officer

•	the availability of other sources for comparable products or services
•	the terms of the transaction
•	the terms available from unrelated third parties or to employees generally

To the extent that the NCG Committee, or its Chair, needs additional information to make an informed decision regarding a proposed Related Person Transaction, the NCG Committee, or its Chair, may consult with Management or other members of the Board.

2021 PROXY STATEMENT  › 66

Report of the Audit Committee(1)

The Audit Committee has reviewed and discussed the Company’s audited consolidated financial statements for the year ended December 31, 2020 with the Company’s Management and its independent registered public accounting firm. The Company’s Management has advised the Audit Committee that such audited consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America.

The Audit Committee has discussed with Deloitte, the Company’s independent registered public accounting firm, the matters required to be discussed by Auditing Standard No. 1301, “Communications with Audit Committees,” as issued by the Public Company Accounting Oversight Board. The Audit Committee has also discussed with Deloitte its independence from the Company and its Management. The Audit Committee has received a letter and written disclosures from Deloitte required by applicable requirements of the Public Company Accounting Oversight Board, disclosing all relationships between Deloitte and its related entities and the Company. In addition to the information provided by Deloitte, the Audit Committee considered the level of non-audit and tax services provided by Deloitte in determining that it was independent. Based on the review and discussions described above, the Audit Committee recommended to the Company’s Board that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, for filing with the SEC.

The foregoing Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates the Report by reference therein.

Ronald J. Naples (Chair)

Kathleen A. Dahlberg

Nicholas DeBenedictis

Marie T. Gallagher

Darrel Hackett

Lee C. Stewart

(1)

Since the Audit Committee issued this report, the composition of the Audit Committee changed effective February 17, 2021 to include J. Robert Hall. Marie T. Gallagher was also appointed as chair of the committee as of February 17, 2021.

2021 PROXY STATEMENT  › 67

Frequently Asked Questions (“FAQs”)

When and where is the Annual Meeting?

The Annual Meeting will be held on Thursday, May 6, 2021, at 8:00 a.m. Eastern Time via on-line remote communications at www.virtualshareholdermeeting.com/GLT2021 (the “Meeting Website”). There will not be a physical location for the Annual Meeting, and you will not be able to attend the meeting in person. To virtually attend the Annual Meeting, visit the Meeting Website.

If you encounter any difficulties accessing the virtual Annual Meeting during the check-in or meeting time, you should call the technical support number that will be posted on the login page of the Meeting Website.

Who may attend the Annual Meeting and what else is required for admittance?

Only shareholders of the Company’s common stock on the Record Date (March 15, 2021) may attend the Annual Meeting.

To be admitted to the Meeting Website, you must enter the 16-digit control number found on your proxy card, voting instruction form, or Notice of Annual Meeting (“Notice”). You may vote your shares and ask questions during the Annual Meeting, by following the instructions available on the Meeting Website. We encourage you to access the Meeting Website prior to the start time to familiarize yourself with the virtual platform and ensure you can hear the streaming audio. Online access to the Meeting Website will be available starting at 7:45 a.m., Eastern Time, on May 6, 2021.

What is the difference between a registered shareholder and a beneficial owner?

If your shares are registered in your name in the records of our transfer agent, Computershare Limited (“Computershare”), you are a “registered shareholder,” also sometimes called a shareholder of record. If you are a registered shareholder, we sent this Notice directly to you.

If your shares are held in the name of your broker or bank, your shares are held in “street name” and you are considered the “beneficial owner.” This Notice should have been forwarded to you by your broker, bank or other holder of record, who is considered the shareholder of record for those shares. As the beneficial owner, you have the right to direct your broker, bank, or other holder of record how to vote your shares by following the voting instructions included in the mailing.

Why did I receive these materials?

You are receiving these materials because, as a shareholder, the Company is soliciting your vote on matters to be considered at the Annual Meeting. The Notice, this proxy statement, the accompanying proxy card, and our 2020 Annual Report to shareholders, were first sent or given to shareholders on or about March 31, 2021. Please read this proxy statement and vote your shares by mailing the attached proxy card, voting online at www.proxyvote.com, by telephone at 1-800-690-6903, or on the Meeting Website during the Annual Meeting. The Board has appointed directors Kathleen A. Dahlberg and Kevin M. Fogarty, or either of them (the “Proxy Holders”) with power of substitution, to vote all properly-executed proxies received from shareholders entitled to vote at the Annual Meeting or at any adjournment, continuation, or postponement of the Annual Meeting.

Who is entitled to vote?

Shareholders of record as of the close of business on the Record Date (March 15, 2021) may vote at the Annual Meeting. At the close of business on the Record Date, there were 44,451,658 shares of the Company’s common stock issued and outstanding and eligible to vote at the Annual Meeting.

How do I vote?

If you are a registered shareholder, meaning you hold your shares in your own name as a holder of record, you may vote during the Annual Meeting on the Meeting Website, or instruct the Proxy Holders named in the enclosed proxy card how to vote your shares. You may vote your proxy by telephone at 1-800-690-6903, online at www.proxyvote.com, or by completing and signing the enclosed proxy card and returning it promptly in the enclosed envelope (requiring no postage if mailed in the United States). Please make certain you mark, sign, and date your proxy card prior to mailing. All valid proxies received and not revoked prior to the Annual Meeting will be voted in accordance with your instructions. If you are a beneficial owner, meaning your shares are held by a brokerage firm, bank, or other nominee (i.e., in “street name”), you should receive directions from your bank or broker that you must follow in order to have your shares voted.

2021 PROXY STATEMENT  › 68

FREQUENTLY ASKED QUESTIONS

Will my shares be voted if I do not sign and return my proxy card?

If a shareholder of record signs and returns the accompanying proxy card, but does not make any selections, the Board’s appointed Proxy Holders will have discretion to vote the shareholder’s shares on behalf of the shareholder at the Annual Meeting as recommended by the Board.

If a beneficial owner of shares does not provide the bank or broker holding such shares with specific voting instructions, under the rules of various national and regional securities exchanges, the shareholder’s bank or broker may generally vote on routine matters but cannot vote on non-routine matters. “Broker non-votes” occur when a beneficial owner of shares held in street name fails to provide instructions to the broker, bank, or other holder of record as to how to vote on matters deemed non-routine. Proposal 1 (election of directors) and Proposal 3 (advisory vote on executive compensation) are non-routine matters. Proposal 2 (ratification of auditors) is a routine matter. If a shareholder’s bank or broker does not receive the shareholder’s instructions on how to vote the shareholder’s shares on a non-routine matter, the shareholder’s bank or broker will inform the Company it does not have the beneficial owner’s authority to vote on the non-routine matter. In these cases, the broker, bank, or other holder of record can register your shares as being present at the Annual Meeting for purposes of determining the presence of a quorum, but will not be able to vote on those matters for which specific authorization is required under the NYSE rules.  We encourage beneficial shareholders to provide voting instructions to the bank, broker, or agent holding their shares by carefully following the instructions in the notice provided by the shareholder’s bank, broker, or agent.

How do I change my vote or revoke my proxy if I wish to do so?

Shareholders of record can revoke their proxy at any time before their shares are voted if they (1) deliver a written revocation of their proxy to the Company’s Secretary; (2) submit a later-dated proxy (or voting instruction form if they hold their shares in street name); or (3) vote on the Meeting Website during the Annual Meeting. Shareholders who are beneficial owners should follow the instructions provided by their respective broker or bank to change their vote.

What is the required quorum to hold this Annual Meeting?

As of March 15, 2021, 44,451,658 shares of the Company’s common stock were outstanding and entitled to vote. The presence of shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast on a particular matter will constitute a quorum for the purposes of such matter. Abstentions or “broker non-votes” are counted as present and entitled to vote for purposes of determining a quorum. A “broker non-vote” occurs when a broker or bank holding shares for a beneficial owner does not vote on a particular matter because the broker or bank does not have discretionary voting authority to vote on the proposal, and the beneficial owner has not provided voting instructions.

May shareholders ask questions at the Annual Meeting?

Yes. If you wish to submit a question, you may do so in two ways. To ask a question in advance of the Annual Meeting, you may log into www.proxyvote.com and enter your 16-digit control number and use the Submit a Question for Management box.  Alternatively, you will be able to submit questions live during the Annual Meeting through the Q&A box by accessing the Meeting Website at www.virtualshareholdermeeting.com/GLT2021. After the formal business of the Annual Meeting has concluded and adjourned, the chair of the meeting will answer questions from shareholders during the designated question and answer period of the Annual Meeting.

In order to give as many shareholders as possible the opportunity to ask questions, we ask that questions are succinct and cover only one topic per question.  Up to three minutes will be allocated to read and respond to each question that we are able to answer during the Annual Meeting.  The Q&A session will continue until all relevant questions have been answered, subject to time constraints.

Shareholders’ views, constructive comments and criticisms are welcome, but the Company will not address questions that are:

•	Irrelevant to the business of the Company or to the business of the Annual Meeting
•	Related to material non-public information of the Company
•	Repetitious of prior questions or statements from others
•	Derogatory references to individuals that are in bad taste
•	Related to personal grievances
•	In furtherance of a shareholder’s personal or business interests, which are not matters of interest to shareholders generally
2021 PROXY STATEMENT › 69

FREQUENTLY ASKED QUESTIONS

•	Out of order or not otherwise suitable for the conduct of the Annual Meeting

If there are any matters of individual concern to a shareholder or questions that are not answered, they may be raised separately after the Annual Meeting by contacting Investor Relations at (717) 225-2746 or ir@glatfelter.com.

Who pays for the proxy solicitation related to the Annual Meeting?

The Company pays the cost of preparing, printing, assembling, and mailing this proxy statement and other proxy solicitation materials. The Company will also reimburse brokers and other custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses for forwarding the proxy statement and other proxy solicitation materials to beneficial owners. In addition to the solicitation of proxies by mail, some of our directors, officers, other employees, and agents may solicit proxies personally, by telephone and by other means. The officers and directors who may solicit proxies personally receive no special compensation for any solicitation activities.

What proposals will be acted upon at the Annual Meeting, and what number of votes is needed for the proposals to be adopted?

Proposal		Vote Required	Broker Discretionary Voting Allowed?	Effect of Abstention	Effect of Broker Non-Votes
1	Election of Directors for a One-Year Term	Plurality of Votes Cast (as described below)	No	Not counted	Not counted
2	Ratification of Deloitte as Independent Registered Public Accounting Firm	Majority of Votes Entitled to be Cast	Yes	Vote Against	Not applicable, as this is a routine matter
3	Approval of Named Executive Officer 2020 Compensation	Majority of Votes Entitled to be Cast	No	Vote Against	Not counted

Election of Directors. As required by our By-Laws, each of the eight nominees for election has submitted an irrevocable resignation in advance. Because each of the nominees is an incumbent director, the following procedure applies if the nominee receives a plurality, but not a majority, of votes cast. Although the nominee will have been elected, the Board will determine whether to accept the nominee’s advance irrevocable resignation, since the nominee did not receive a majority of the votes cast for each director. For more information regarding the election of directors and the resignation procedure, see the discussion of the “Resignation and Majority Voting Policy” in the “Corporate Governance and Board of Directors” section of this proxy statement.

Ratification of Independent Registered Public Accounting Firm. A majority of the votes entitled to be cast at the Annual Meeting, in person or by proxy, must vote “For” the ratification of Deloitte & Touche LLP as the Company’s independent public accounting firm for the proposal to be adopted.

Approval of Named Executive Officer Compensation. This proposal gives you, as a shareholder, the opportunity to endorse, not endorse, or take no position on our compensation program for the NEOs.  A majority of the votes entitled to be cast at the Annual Meeting, in person or by proxy, must vote “For” the proposal to approve NEO compensation for fiscal year 2020.  While the Board intends to carefully consider the shareholder vote on this proposal, this vote is not binding on the Company and is advisory in nature.

What are the Board of Directors’ recommendations for voting on these proposals?

The Board recommends a vote:

•	FOR the election of the eight nominees for director
•	FOR the ratification of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year 2021
•	FOR approval of named executive officer 2020 compensation

What are my options for voting on these proposals?

A shareholder is entitled to one vote per share of stock owned on the Record Date, on each item of business presented at the Annual Meeting, except each shareholder has cumulative voting rights for electing directors. Cumulative voting means a shareholder is entitled to as many votes in electing directors as is equal to the number of shares of common stock

2021 PROXY STATEMENT › 70

FREQUENTLY ASKED QUESTIONS

owned by the shareholder on the Record Date, multiplied by the number of directors to be elected. Accordingly, for the election of eight directors, a shareholder may either cast that total number of votes “For” or “Withhold” all of those votes from a single nominee. The shareholder may also distribute or withhold the total number of votes among the eight nominees as the shareholder determines, up to the number of shares of common stock owned by the shareholder on the Record Date, multiplied by eight. To utilize cumulative voting, a shareholder must check the appropriate box on the proxy card.

For the proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021, a shareholder may either vote “For” or “Against” the proposal or “Abstain” from voting.

For the non-binding advisory vote on executive compensation, commonly known as a “say on pay” vote, a shareholder may either vote “For” or “Against” the proposal or “Abstain” from voting.

Aside from these proposals, will any other business be acted upon at the Annual Meeting?

No. The Company’s By-Laws required shareholders to submit to the Company, by December 1, 2020, notice of all director nominations and shareholder proposals to be considered at the Annual Meeting, regardless of whether shareholders sought inclusion of their nomination or proposal in this proxy statement or intended to solicit proxies on their own. Because the Company did not receive any such notice of nominations or proposals, no other director nominations, shareholder proposals, or other matters will be considered at the Annual Meeting.

How may a shareholder present a proposal for the 2022 Annual Meeting of Shareholders?

A shareholder wishing to present a proposal at the 2022 Annual Meeting of Shareholders must submit it to the Company’s Secretary pursuant to the requirements of Rule 14a-8 under the Exchange Act and the Company’s By-Laws prescribe the procedures a shareholder must follow. To present a proposal for consideration at the 2022 Annual Meeting of Shareholders (“2022 Annual Meeting”), whether or not the shareholder wishes to include the matter in the proxy statement for that meeting, a notice including all of the information required by the Company’s By-Laws must be submitted in writing to the Company’s Secretary and delivered to, or mailed and received by, the Company no later than the close of business on December 1, 2021, regardless of delivery method.

How may a shareholder nominate a candidate to sit on the Board of Directors?

A shareholder may recommend nominees for consideration by the Board’s NCG Committee for nomination for election to the Board. Shareholder recommendations for director nominees will receive the same consideration by the NCG Committee that all other director nominee recommendations receive. If a shareholder wishes to recommend a nominee for director, the shareholder must submit such recommendation in writing, together with any supporting materials deemed appropriate, to the Company’s Secretary. Such recommendation must be made in accordance with the procedures described herein and in the Company’s By-Laws. To nominate a candidate for director at the 2022 Annual Meeting, notice of the nomination must be in writing and delivered to, or mailed and received by, the Company no later than the close of business on December 1, 2021.

What must be included in the notice to submit a shareholder proposal or to nominate a director candidate?

Requirements for the notice are as follows:

•

A proposal submitted by a shareholder must include a description of the business desired to be brought before the 2022 Annual Meeting, the reasons for conducting the business at the 2022 Annual Meeting and any material interest the shareholder has in the business.

•

A nomination for election to the Board must include information regarding the nominee (name, address, occupation, number of shares held, and a representation by both shareholder and nominee that there are no undisclosed voting arrangements).

2021 PROXY STATEMENT  › 71

FREQUENTLY ASKED QUESTIONS

•	The notice must include:
[o]	the shareholder’s name and address, a description of the shares held, and a description of any arrangement or agreement with other shareholders or the nominee with respect to the nomination
[o]	a representation that the shareholder will attend the 2022 Annual Meeting, in person or by proxy, and will submit the proposal or make the nomination
[o]	a description of any hedging arrangements for Company stock into which the shareholder has entered
[o]	a statement whether the shareholder intends to solicit, or participate in the solicitation of, proxies for the proposal or nomination

This is a general description of the notice required to submit a proposal or nomination for consideration at the 2022 Annual Meeting. The Company’s By-Laws contain a complete description of the notice requirements for shareholder proposals. Copies of the Company’s By-Laws may be obtained from the Company’s website at www.glatfelter.com/investors/corporate-governance or at no charge from the Company’s Secretary. The proposal and notice must otherwise comply with the requirements of Rule 14a-8 under the Exchange Act.

How may a shareholder communicate with the Company’s Board or the non-management directors of the Company?

Interested parties may address written correspondence to the Board or any individual director (whether management or non-management), c/o Company Secretary, Glatfelter Corporation, 4350 Congress Street, Suite 600, Charlotte, NC 28209. The Company’s Board has approved a process whereby the Secretary of the Company will receive, review and, as appropriate, forward any communications addressed to the Board or a director to the chair of the Board Committee responsible for the matter addressed in the communication. All communications regarding accounting, internal controls or auditing matters will be forwarded to the chair of the Audit Committee. Alternatively, the Board has established a method for interested parties to communicate directly with the entire Board or any non-management director by calling the Company’s toll-free Integrity Helpline at 1-800-346-1676.

2021 PROXY STATEMENT  › 72

 Additional Information

Annual Report on Form 10-K

Copies of the Company’s 2020 Form 10-K, as filed with the SEC, are being mailed to shareholders with this proxy statement. A shareholder may obtain a copy of the Annual Report, this proxy statement, and form of proxy, relating to this Annual Meeting and future meetings of shareholders, without charge by writing to: Investor Relations, Glatfelter Corporation, 4350 Congress Street, Suite 600, Charlotte, NC 28209. The 2020 Form 10-K, proxy statement, and Annual Report can also be obtained through our website, www.glatfelter.com/investors.

Other Business

As of the date of this proxy statement, the Board knows of no business that will be presented for consideration at the Annual Meeting other than the items referred to above. If any other matter is properly brought before the Annual Meeting for action by shareholders, the persons named in the accompanying proxy will have discretionary authority to vote proxies for such matter in accordance with their best judgment.

“Householding”

The Company is permitted by SEC regulations to deliver a single Annual Report or proxy statement to any household at which two or more registered shareholders have the same last name and address, unless the Company has received instructions to the contrary from one or more of the shareholders. This is known as “householding” and is intended to save the cost of delivering multiple duplicate copies of the proxy materials to the same address. The Company will continue to include a separate proxy card for each registered shareholder account.

The Company will deliver promptly, upon written or oral request, a separate copy of the Annual Report or proxy statement, as applicable, to a shareholder at a shared address to which a single copy of the documents was delivered. The shareholder should send a written request to Glatfelter Corporation, 4350 Congress Street, Suite 600, Charlotte, NC 28209, or call us at (717) 225-2719, if the shareholder (1) wishes to receive a separate copy of an Annual Report or proxy statement for this Annual Meeting; (2) wishes to receive separate copies of those materials for future meetings; or (3) is sharing an address and wishes to request delivery of a single copy of Annual Reports or proxy statements if the shareholder is now receiving multiple copies of Annual Reports or proxy statements.

2021 PROXY STATEMENT  › 73

GLATFELTER CORPORATION
LAURA JONES
96 SOUTH GEORGE STREET, SUITE 500
YORK, PA 17401-1434

SCAN TO
VIEW MATERIALS & VOTE

Your vote matters - here's how to vote!

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on May 5, 2021 for shares held directly and by 11:59 p.m. Eastern Time on May 3, 2021 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on May 5, 2021 for shares held directly and by 11:59 p.m. Eastern Time on May 3, 2021 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D37973-P53546 — KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

GLATFELTER CORPORATION

The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3.

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Bruce Brown	05) Darrel Hackett
02) Kathleen A. Dahlberg	06) J. Robert Hall
03) Kevin M. Fogarty	07) Dante C. Parrini
04) Marie T. Gallagher	08) Lee C. Stewart

CUMULATIVE VOTING:

Director Nominees	Number of Votes	Director Nominees	Number of Votes
01 - Bruce Brown	______ Votes FOR	05 - Darrel Hackett	______ Votes FOR
02 - Kathleen A. Dahlberg	______ Votes FOR	06 - J. Robert Hall	______ Votes FOR
03 - Kevin M. Fogarty	______ Votes FOR	07 - Dante C. Parrini	______ Votes FOR
04 - Marie T. Gallagher	______ Votes FOR	08 - Lee C. Stewart	______ Votes FOR
		Total Votes Cast	______

NOTE: If you wish to use cumulative voting, you MUST vote your proxy by mail.

To cumulate votes as to a particular nominee as explained in the Proxy Statement, check box to the right then indicate the name(s) and the number of votes to be given to such nominee(s) above. **Please do not check box unless you want to exercise cumulative voting.** ☐

	Yes	No
Do you plan to attend the Glatfelter Virtual Annual Shareholder Meeting?	☐	☐

In voting by mail, this section must be completed for your vote to be counted. Please sign exactly as name(s) appear(s) hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

2021 Annual Shareholder Meeting

www.virtualshareholdermeeting.com/GLT2021

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

D37974-P53546

Proxy — GLATFELTER CORPORATION

CHARLOTTE, NORTH CAROLINA

The undersigned shareholder of Glatfelter Corporation hereby appoints Kathleen A. Dahlberg and Kevin M. Fogarty and each of them, attorneys and proxies, with power of substitution in each of them, to vote and act for and on behalf of the undersigned at the Annual Meeting of Shareholders of the Company to be held virtually at www.virtualshareholdermeeting.com/GLT2021 on Thursday, May 6, 2021, and at all adjournments thereof, according to the number of shares which the undersigned would be entitled to vote if then personally present, as indicated hereon and in their discretion, to the extent permitted by applicable law, rule or regulation, upon such other business as may come before the meeting and hereby ratifies and confirms all that said attorneys and proxies may do or cause to be done by virtue hereof.

When properly executed, this proxy will be voted as directed herein. It is agreed that, if no direction is given or directed on the other side of this proxy card, said attorneys and proxies are appointed WITH authority to vote FOR the re-election of each of the directors listed and FOR proposals 2 and 3.

(PLEASE FILL IN, SIGN AND DATE ON THE OTHER SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE)

(Continued and to be signed on reverse side)